                                                                    EXHIBIT 10.1

                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 12, 2002

                                  BY AND AMONG

                          INFORMATION RESOURCES, INC.,

                              564 RANDOLPH CO. #2,

                             IRI PUERTO RICO, INC.,

                          IRI VENEZUELA HOLDINGS, INC.,

                          IRI GUATEMALA HOLDINGS, INC.,

                            IRI GREEK HOLDINGS, INC.,

                           IRI FRENCH HOLDINGS, INC.,

                            IRI ITALY HOLDINGS, INC.,

                         INFOSCAN ITALY HOLDINGS, INC.,

                             SHOPPERS HOTLINE, INC.,

                                       AND

                           NORTH CLINTON CORPORATION,

                                  AS BORROWERS,

                                       AND

                                    LENDERS,

                       LASALLE BANK NATIONAL ASSOCIATION,
                       AS ADMINISTRATIVE AGENT FOR LENDERS

                                       AND

                           KEY CORPORATE CAPITAL, INC.
                        AS SYNDICATION AGENT FOR LENDERS

                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATIONS....................................................................1
1.1      Definitions........................................................................................1
1.2      Accounting Terms...................................................................................20
1.3      Other Terms........................................................................................20
1.4      Interpretation.....................................................................................20
1.5      Multiple Borrowers.................................................................................21

2.       CREDIT FACILITY; ALTERNATIVE CURRENCY ADVANCES;
         GENERAL TERMS......................................................................................22
2.1      Revolving Credit Facility..........................................................................22
2.2      Evidence of Debt...................................................................................22
2.3      Loan Accounts; Amount and Maintenance of Loans; Interest Rate Not
         Determined.........................................................................................22
2.4      Interest Rate......................................................................................23
2.5      Borrowing Procedures...............................................................................23
2.6      Alternative Currency Advances......................................................................24
2.7      General Provisions.................................................................................25
2.8      Conversion Options; Continuance....................................................................25
2.9      Requirements of Law................................................................................26
2.10     Illegality.........................................................................................28
2.11     Indemnity..........................................................................................28

3.       LETTERS OF CREDIT..................................................................................29
3.1      Letters of Credit..................................................................................29
3.2      Participating Interests............................................................................30
3.3      Letter of Credit Reimbursement Obligations.........................................................30
3.4      Procedure for Issuance.............................................................................32
3.5      Nature of Lenders' Obligations.....................................................................32
3.6      Compensation for Letters of Credit.................................................................33

4.       FEES AND PAYMENTS..................................................................................33
4.1      Fees...............................................................................................33
4.2      Making of Payments.................................................................................33
4.3      Payment Terms......................................................................................34
4.4      Prepayment; Commitment Reductions..................................................................34
4.5      Lockbox ...........................................................................................35
4.6      Application of Payments and Collections............................................................35
4.7      Records............................................................................................35
4.8      Non-Funding Lenders................................................................................35
4.9      Holidays...........................................................................................36

5.       WARRANTIES AND REPRESENTATIONS.....................................................................36
5.1      General Warranties and Representations.............................................................36



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

5.2      Automatic Warranty and Representations and Reaffirmation of
         Warranties and Representations.....................................................................40
5.3      Survival of Warranties and Representations.........................................................40

6.       CONDITIONS TO LOANS................................................................................40
6.1      General Conditions Applicable to All Advances......................................................40
6.2      Conditions to Initial Advance......................................................................41

7.       COVENANTS AND CONTINUING AGREEMENTS................................................................44
7.1      Financial Covenants................................................................................44
7.2      Affirmative Covenants..............................................................................45
7.3      Negative Covenants.................................................................................49
7.4      Contesting Charges.................................................................................52
7.5      Payment of Charges.................................................................................52
7.6      Insurance; Payment of Premiums.....................................................................52
7.7      Survival of Obligations Upon Termination of Agreement..............................................53

8.       EVENTS OF DEFAULT; RIGHTS OF REMEDIES..............................................................53
8.1      Event of Default...................................................................................53
8.2      Effect of Event of Default.........................................................................55
8.3      Remedies...........................................................................................56
8.4      Notice.............................................................................................57
8.5      Default Interest Rate..............................................................................57
8.6      Preservation of Rights.............................................................................57
8.7      Distributions......................................................................................58
8.8      Method of Adjustment...............................................................................58

9.       AGENT..............................................................................................59
9.1      Appointment and Authorization......................................................................59
9.2      Delegation of Duties...............................................................................59
9.3      Liability of Administrative Agent..................................................................59
9.4      Reliance by Administrative Agents..................................................................59
9.5      Notice of Default..................................................................................60
9.6      Credit Decision....................................................................................60
9.7      Indemnification....................................................................................61
9.8      Administrative Agent in Individual Capacity........................................................62
9.9      Successor Administrative Agent.....................................................................62
9.10     Appointment of Administrative Agent as Each Borrower's Lawful Attorney-In-Fact.....................62

10.      MISCELLANEOUS......................................................................................63
10.1     Modification of Agreement..........................................................................63
10.2     Sale of Notes, Participation.......................................................................64
10.3     Attorneys' Fees and Expenses; Administrative Agent and Each Lender's
         Out-of-Pocket Expenses.............................................................................64
10.4     No Offset; Right to Charge Accounts................................................................65

10.5     Severability.......................................................................................65
10.6     Parties; Entire Agreement..........................................................................66
10.7     Conflict of Terms..................................................................................66
10.8     Waiver by Borrowers................................................................................66
10.9     Waiver and Governing Law...........................................................................66
10.10    Notice   ..........................................................................................67
10.11    Section Titles, Etc................................................................................68
10.12    Mutilated, Destroyed, Lost and Stolen Notes........................................................68

11.      CROSS-GUARANTY.....................................................................................68
11.1     Cross-Guaranty.....................................................................................68
11.2     Waivers by Borrowers...............................................................................69
11.3     Benefit of Guaranty................................................................................69
11.4     Subordination of Subrogation, Etc..................................................................69
11.5     Election of Remedies...............................................................................70
11.6     Limitation.........................................................................................70
11.7     Liability Cumulative...............................................................................71




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


EXHIBITS

Exhibit A-1         Form of Revolving Credit Note for Administrative Agent
Exhibit A-2         Form of Revolving Credit Note for Lenders
Exhibit B           Form of Security Agreement
Exhibit C           Form of Foreign Subsidiary Pledge Agreement
Exhibit D           Form of U.S. Subsidiary Pledge Agreement
Exhibit E           Form of Lockbox Agreement
Exhibit F           Form of Opinion of U.S. Counsel
Exhibit G           Form of Financial Condition and Compliance Certificate
Exhibit H           Form of Loss Payable Endorsement
Exhibit I           Form of Notice of Borrowing
Exhibit J           Form of Borrowing Base Certificate
Exhibit K           Form of Solvency Certificate
Exhibit L           Form of Master Letter of Credit Agreement
Exhibit M           Form of Memorandum of Understanding

SCHEDULES

Schedule A          Revolving Credit Commitments by Lenders
Schedule B          States / Territories of Incorporation of Borrowers
Schedule 1          Eligible Collateral Locations
Schedule 2          Financials
Schedule 3          Permitted Debt
Schedule 4          Permitted Liens
Schedule 5          Litigation
Schedule 6          Owned Property
Schedule 7          Subsidiaries
Schedule 8          Insurance Policies
Schedule 9          Intellectual Property
Schedule 10         Loans
Schedule 11         Guarantees



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
                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT") is made as of the 12th day of July, 2002 by and among INFORMATION RESOURCES, INC., a Delaware corporation, 564 RANDOLPH CO. #2, a Delaware corporation, IRI PUERTO RICO, INC., a Puerto Rico corporation, IRI VENEZUELA HOLDINGS, INC., a Delaware corporation, IRI GUATEMALA HOLDINGS, INC., a Delaware corporation, IRI GREEK HOLDINGS, INC., a Delaware corporation, IRI FRENCH HOLDINGS, INC., a Delaware corporation, IRI ITALY HOLDINGS, INC., a Delaware corporation, INFOSCAN ITALY HOLDINGS, INC., a Delaware corporation, SHOPPERS HOTLINE, INC., a Delaware corporation, and NORTH CLINTON CORPORATION, an Illinois corporation (each, a "BORROWER" and collectively, "BORROWERS"), LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent for Lenders ("LASALLE" or "ADMINISTRATIVE AGENT"), and Key Corporate Capital, Inc., as Syndication Agent for Lenders ("SYNDICATION AGENT") (Administrative Agent and Syndication Agent may also each hereinafter be referred to as a "LENDER" and together, with any other lenders executing this Agreement, "LENDERS").

     WHEREAS, Borrowers have requested that Lenders extend credit in the form of a revolving credit facility (including a letter of credit facility and sublimit) in an aggregate principal amount not to exceed $40,000,000 at any time, and make other financial accommodations for the purposes and subject to the terms and conditions hereinafter set forth.

     WHEREAS, Lenders are willing to make such credit facility available to Borrowers and Borrowers are willing to borrow from Lenders, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit previously, now or to be made to or for the benefit of Borrowers by Lenders, the parties agree as follows:

1.   DEFINITIONS AND INTERPRETATIONS.

     1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to any Borrower under, with respect to, or on account of an Account.

          "ACCOUNTS" shall mean all accounts (including all rights to payment for services rendered or goods sold or leased), payment obligations, contract rights, leases, chattel paper, instruments, life insurance policies, notes and documents of Borrowers, whether now owned or hereafter acquired.

          "ACCOUNTS REPORT" shall mean a report delivered to Administrative Agent by each Borrower in accordance with Section 7.2(C)(vi) consisting of
     (i) a trial balance of all Accounts existing as of the last day of the month preceding the date of such Accounts and Inventory Report and specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name and outstanding balance, (ii) an aging of such Accounts,
     (iii) a list of all billings booked in advance as of such day, and (iv) any other information reasonably required herein.

          "ADMINISTRATIVE AGENT" shall mean LaSalle in its capacity as administrative, collateral and documentation agent for all Lenders, including the Syndication Agent, and not in its individual capacity, and any successor appointed pursuant to Section 9.9.

          "ADMINISTRATIVE AGENT-RELATED PERSONS" shall mean Administrative Agent and any successor agent appointed under Section 9.9, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of Administrative Agent and of such Persons and Affiliates.

          "AFFILIATE" shall mean any and all Persons which, in the reasonable judgment of Administrative Agent, directly or indirectly, own or control, are controlled by or are under common control of a Borrower. For the purpose of this definition and where otherwise applicable herein, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Borrower shall be deemed to be an Affiliate of any other Borrower.

          "AGGREGATE REVOLVING CREDIT COMMITMENTS" shall mean the combined Revolving Credit Commitments of Lenders, which shall be, in the aggregate, an amount not to exceed $40,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "AGREEMENT" shall have the meaning ascribed to it in the introduction.

          "ALTERNATIVE CURRENCY" shall mean Pound Sterling and the Euro.

          "ALTERNATIVE CURRENCY ADVANCES" shall mean advances made to Borrowers for borrowings in the Alternative Currency, which advances shall not exceed the Alternative Currency Sublimit.

          "ALTERNATIVE CURRENCY NOTICE OF BORROWING" shall mean the notice of borrowing used for Alternative Currency Advances, which notice shall contain, (i) the amount of the proposed Alternative Currency Advance, (ii) the proposed Borrower for such Alternative Currency Advance, and (iii) instructions for the disbursement of the proceeds of the proposed Alternative Currency Advance.

          "ALTERNATIVE CURRENCY PAYMENT OFFICE" shall mean Administrative Agent's office set forth on the signature page attached hereto, which shall be used to make Alternative Currency Advances.

          "ALTERNATIVE CURRENCY SUBLIMIT" shall mean an aggregate amount of $7,000,000 (U.S. Dollar equivalent).

          "ANCILLARY AGREEMENTS" shall mean all agreements, instruments and documents, and all other written matter whether now, or to be executed by or on behalf of a Borrower or any other Person or delivered to Administrative Agent or any Lender with respect to this Agreement, including the Notes, the Collateral Documents and the Memorandum of Understanding.

          "APPLICABLE MARGIN" shall mean:

               (i) with respect to Base Rate Loans, the percentage interest rate per annum, based upon the Cash Flow Coverage Ratio, as indicated in the following chart:

                   CASH FLOW COVERAGE RATIO                      PERCENTAGE RATE
                   ------------------------                      ---------------
     Greater than 1.50:1.00                                           0.25%
     Greater than or equal to  1.25:1.00  but less than or            0.50%
     equal to 1.50:1:00
     Greater  than or equal  to  1.10:1.00  but less  than            0.75%
     1.25:1.00
     Greater  than or equal  to  1.03:1.00  but less  than            1.00%
     1.10:1.00

          provided, however, that notwithstanding the Cash Flow Coverage Ratio calculation, for the first nine (9) months after the initial Loan, the percentage interest rate per annum for Base Rate Loans shall be 0.75%.

               (ii) with respect to LIBOR Rate Loans, the percentage interest rate per annum, based upon the Cash Flow Coverage Ratio, as indicated in the following chart:

                   CASH FLOW COVERAGE RATIO                      PERCENTAGE RATE
                   ------------------------                      ---------------
     Greater than 1.50:1.00                                           2.25%
     Greater than or equal to  1.25:1.00  but less than or            2.50%
     equal to 1.50:1:00
     Greater  than or equal  to  1.10:1.00  but less  than            2.75%
     1.25:1.00
     Greater  than or equal  to  1.03:1.00  but less  than            3.00%
     1.10:1.00
          provided, however, that notwithstanding the Cash Flow Coverage Ratio calculation, for the first nine (9) months after the initial Loan, the percentage interest rate per annum for LIBOR Rate Loans shall be 2.75%.

               (iii) with respect to Letters of Credit, the fee per annum, based upon the Cash Flow Coverage Ratio, as indicated in the following chart:

                   CASH FLOW COVERAGE RATIO                              FEE
                   ------------------------                              ---
     Greater than 1.50:1.00                                             2.25%
     Greater than or equal to  1.25:1.00  but less than or              2.50%
     equal to 1.50:1:00
     Greater  than or equal  to  1.10:1.00  but less  than              2.75%
     1.25:1.00
     Greater  than or equal  to  1.03:1.00  but less  than              3.00%
     1.10:1.00

          provided, however, that notwithstanding the Cash Flow Coverage Ratio calculation, for the first nine (9) months after the initial Loan, the percentage interest rate per annum for Letters of Credit shall be 2.75%.

          "ASSET SALE" shall mean, with respect to any Person, the sale of any tangible or intangible asset or property to any other Person, including, but not limited to, any sale and leaseback transaction.

          "BASE RATE" shall mean, with respect to any Base Rate Loan, the higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus 0.5% per annum.

          "BASE RATE LOANS" shall mean any Loan (or portion thereof) bearing interest at the Base Rate, as designated by a Borrower in the Notice of Borrowing, Notice of Conversion or Notice of Continuance.

          "BORROWER" shall have the meaning ascribed to it in the introduction.

          "BORROWING BASE" shall mean the sum of: (i) 80% of value of the Eligible Billed Receivables, and (ii) 35% of the value of the Eligible Unbilled Receivables; provided, however, that when IRI develops and implements a system reasonably acceptable to Required Lenders in accordance with Section 7.2(N) which tracks the time required to convert Eligible Unbilled Receivables into Eligible Billed Receivables, Lenders will advance on 50% of Eligible Unbilled Receivables. Notwithstanding anything to the contrary, advances based on Eligible Unbilled Receivables shall not exceed $7,000,000.

          "BORROWING BASE CERTIFICATE" shall have the meaning ascribed to it in
     Section 7.2(C)(v).


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

          "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which (i) commercial banks in the State of Illinois or (ii) the New York Stock Exchange, are required or authorized by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

          "CAPITAL EXPENDITURES" shall be determined in accordance with GAAP and shall include, for any period, the sum of all expenditures during that period that are included in "additions to property, plant or equipment" or a comparable item in the statement of cash flows of each Borrower such as capitalized software costs, net of the amount of any reimbursement payments made to any Borrower by any third party in connection with any such expenditures, excluding Permitted Acquisitions.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, whether such property is tangible or intangible, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS LIMIT" shall mean (i) $11,000,000 in fiscal year 2002, (ii) $12,000,000 in fiscal year 2003 and (iii) $14,000,000 thereafter until the Revolving Credit Termination Date.

          "CAPITAL RAISING TRANSACTION" shall mean a transaction or series of transactions which, directly or indirectly, raise capital or have the effect of raising capital for any Borrower, whether as the result of the sale, transfer or swap of any equity security, any debt instrument or otherwise.

          "CASH FLOW COVERAGE RATIO" shall mean as of any date of measurement thereof, the ratio of consolidated EBITDA plus Equity Proceeds to Fixed Charges. For purposes of calculating Cash Flow Coverage Ratio for the financial covenants set forth in Section 7.1 of this Agreement, the numerator of the Cash Flow Coverage Ratio for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 shall be $40,228,000, $41,571,000 and $36,555,000 respectively and the denominator of the Cash Flow Coverage Ratio for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 shall be $31,643,000,
     $33,941,000 and $36,268,000 respectively.

          "CHARGES" shall mean all national, federal, state, county, city, municipal, or other governmental (including the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, Liens, claims or encumbrances upon or relating to (i) the

     Collateral, (ii) the Indebtedness, (iii) Borrowers' employees, payroll, income or gross receipts, (iv) Borrowers' ownership or use of any of its assets, or (v) any other aspect of Borrowers' respective businesses.

          "CLOSING" shall have the meaning ascribed to it in Section 6.2.

          "COLLATERAL" shall have the meaning ascribed to it in the Collateral Documents.

          "COLLATERAL DOCUMENTS" shall mean collectively the Security Agreement, the U.S. Subsidiary Pledge Agreement, the Foreign Subsidiary Pledge Agreement, the Guarantees, financing statements, mortgages, and such other agreements, documents and instruments entered into now or in the future or filed now or in the future to pledge or secure the Collateral.

          "COMMITMENT" means, for each Lender, the sum of its Revolving Credit Commitment.

          "COMMITMENT FEE" shall have the meaning ascribed to it in Section 4.1(A).

          "COMPLIANCE CERTIFICATE" shall have the meaning ascribed to it in
     Section 7.2(C)(ii).

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement and the Ancillary Agreements.

          "DATA PROCUREMENT ASSETS" shall mean those costs that are capitalized as "data procurement assets" on any Borrower's balance sheet in accordance with GAAP.

          "DEFAULT RATE" shall mean the Base Rate plus 2.00%.

          "DIRECT FOREIGN SUBSIDIARIES" shall mean any corporation, partnership, limited liability company or other legal entity formed under the laws of any country or territory other than the United States of which any Borrower owns outstanding voting stock or in which a Borrower holds an equity interest.

          "DIRECT U.S. SUBSIDIARIES" shall mean any corporation, partnership, limited liability company or other legal entity formed under the laws of any state or territory of the United States of which a Borrower owns outstanding voting stock or in which any Borrower hold an equity interest.

          "EBITDA" shall mean with reference to any period (i) consolidated net income (or net deficit) of Borrowers and their respective Subsidiaries for such period as computed in accordance with GAAP consistently applied, plus
     (ii) (a) Interest Expense, without duplication, excluding interest that is paid in kind for such period, (b) all amounts deducted in arriving at such net income (net deficit) in respect of federal, state and local income taxes for such period, (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets and software capitalization during such period on the books of such Persons and
     (d) amounts for amortization of data procurement costs, all in accordance with GAAP.

          "EBITDAD" shall mean with reference to any period (i) consolidated net income (or net deficit) of Borrowers and their respective Subsidiaries for such period as computed in accordance with GAAP consistently applied, plus
     (ii) (a) Interest Expense, without duplication, excluding interest that is paid in kind for such period, (b) all amounts deducted in arriving at such net income (net deficit) in respect of federal, state and local income taxes for such period, (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets and software capitalization during such period on the books of such Persons and (d) amortization of data procurement costs, minus (iii) the cash payments made for the procurement of data, all in accordance with GAAP. For purposes of calculating EBITDAD for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002, EBITDAD shall be $9,323,000, $8,243,000 and $1,463,000 respectively.

          "ELIGIBLE BILLED RECEIVABLES" means the aggregate amount of all Accounts of each Borrower arising in the ordinary course of such Borrower's business as presently conducted, valued at the lowest of invoice (adjusted for credits, returns or the like), book value or the amount reasonably expected by such Borrower to be collected from the particular Account Debtor(s) and payable in U.S. Dollars, less any accounts and related amounts without duplication :

               (i) which remain fully or partially unpaid for more than 90 days after their respective invoice dates; or

               (ii) which are not due and payable in full in accordance with such Borrower's credit and collection policy as disclosed by such Borrower to Administrative Agent; provided, however, that regardless of the terms of such credit and collection policy, no Eligible Receivable (other than as provided in clause (vi) below) shall have a payment term which is greater than forty-five (45) days from the date of its related invoice; or

               (iii) which are owed by a particular Account Debtor if twenty-five percent (25%) or more of the balance owing by such Account Debtor has not been paid within 90 days of the invoice date; or

               (iv) with respect to which the Account Debtor is another Borrower or is a partner, shareholder, director, officer, employee, or agent of any such Borrower or is a Subsidiary or other Affiliate of any Borrower; or

               (v) with respect to which payment by the Account Debtor is or may be conditional, and accounts commonly known as "bill and hold" or accounts with a similar or like arrangement; or

               (vi) with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the United States, or with respect to which the Account Debtor is not subject to service of process in the United States, unless such Borrower has furnished Administrative Agent with a letter of credit or account receivable insurance in at least the amount of the account acceptable as to form, substance and issuer to Administrative Agent in its sole discretion, in which case such receivable may have a payment term not more than ninety (90) days from the date of its related invoice; or

               (vii) with respect to which the Account Debtor is the United States or any department, agency or instrumentality thereof, unless all necessary steps are taken to comply with the Assignment of Claims Act of 1940, as amended; or

               (viii) with respect to which such Borrower is liable to the Account Debtor for goods sold or services rendered by such Account Debtor to Borrower; or

               (ix) with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor, other than Accounts which are subject to a long-term written contract which provides, among other things, advance payment to a Borrower not less frequently than quarterly; or

               (x) arising from a "sale on approval" or "sale or return"; or

               (xi) which are subject to any Lien or security interest except in favor of Administrative Agent, or are "bonded" or similar accounts; or

               (xii) which are owed by an Account Debtor which has a dispute with such Borrower, or as to which any adverse claim, dispute or litigation relates (including without limitation any claim that any amounts are not owed to such Borrower), but only in the amount of such adverse claim, dispute or litigation; or

               (xiii) which are owed by an Account Debtor which is located in Minnesota or New Jersey or any other state denying creditors access to its courts in the absences of a Notice of Business Activities Report, unless such Borrower has qualified to do business in such State and has filed appropriate Notices of Business Activities Reports (or other appropriate filings) with the appropriate state authorities for the then current year; or

               (xiv) which are owed by an Account Debtor which (a) has filed a petition or (b) is subject to an involuntary petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or has made a general assignment for the benefit of its creditors; or

               (xv) which fails to meet or violates any warranty, representation or covenant contained in this Agreement or any related document or instrument relating directly to Accounts;

               (xvi) against which Lenders are not legally permitted to make advances and all applicable legal requirements with respect to such Account have not been satisfied; or

               (xvii) which Administrative Agent deems, in its reasonable discretion, to be doubtful in their collection other than for which adequate reserves have been established.

          "ELIGIBLE COLLATERAL LOCATION" shall mean the locations identified on
     SCHEDULE 1 attached hereto, together with such other locations as to which Administrative Agent may, from time to time, reasonably agree.

          "ELIGIBLE UNBILLED RECEIVABLES" shall mean any Account attributable to any Borrower and created by an Account Debtor on account that such Account Debtor has taken and accepted delivery of goods or services from a Borrower but has not yet received an invoice stating the amount due for such goods or services, less any amounts for such Account which remain fully or partially unbilled for more than fifteen (15) days after acceptance of such goods or services if Administrative Agent is advancing 50% of the value of such Accounts or, if Administrative Agent is advancing only 35% of the value of such Accounts, such 15-day restriction shall apply to Accounts that have a value equal to or greater than $200,000.

          "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "EQUIPMENT" shall mean all of Borrowers' and their respective Subsidiaries now owned and hereafter acquired equipment and fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts, appurtenances, substitutions and replacements.

          "EQUITY PROCEEDS" shall mean equity proceeds from the exercise of stock options and the stock associated with IRI's Employee Stock Purchase Plan, effective as of May 19, 2000, as may be amended from time to time, as it appears in IRI's consolidated statement of cash flows.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor thereto.

          "EURO" and the symbol "Euro" shall mean the single, lawful currency of the participating member states of the European Union as constituted by the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986, the Maastricht Treaty of 1992, and the Amsterdam Treaty effective as of May 1, 1999 and the Nice Treaty, each as amended from time to time.

          "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the events described in Section 8.1.

          "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards, if necessary, to the next 1/100th of 1%), as determined by Administrative Agent, of the quotations for the day of such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEES" shall mean the Commitment Fee, the Letter of Credit Fees, and such other fees as may be charged to Borrowers in connection with the Loans or pursuant to the Credit Documents or as set forth in any fee agreement between Administrative Agent and Borrowers in connection herewith.

          "FINANCIALS" shall mean those financial statements of Borrowers and their respective Subsidiaries described on SCHEDULE 2 and delivered to Administrative Agent pursuant to Section 7.2(C).

          "FIXED CHARGES" shall mean the sum of (i) all principal and Interest Expense paid to Lenders in any given fiscal quarter, (ii) all investments made in Subsidiaries (excluding Permitted Acquisitions) and (iii) all cash payments for the procurement of data, all in accordance with GAAP.

          "FOREIGN SUBSIDIARY PLEDGE AGREEMENT" shall mean the Foreign Subsidiary Pledge Agreement entered into by each Borrower owning stock in a wholly owned Direct Foreign Subsidiary and Lenders pledging up to 66% of the stock or equity interest in or to such Direct Foreign Subsidiaries, substantially in the form attached hereto as EXHIBIT C.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board.

          "GENERAL INTANGIBLES" shall mean all contract rights, choses in action, general intangibles, causes of action and all other intangible personal property of Borrowers and their respective Subsidiaries of every kind and nature (other than Accounts) now owned or to be acquired by Borrowers and their respective Subsidiaries. Without in any way limiting the generality of the foregoing, General Intangibles specifically include all corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, leasehold interests, franchises and tax refund claims owned by a Borrower or its subsidiaries and all letters of credit, banker's acceptances, guarantee claims, security interests or other security held by or granted to a Borrower or its Subsidiaries to secure payment by an Account Debtor of any Accounts, letter of credit rights, payment intangibles, supporting obligations, commercial tort claims, software and such other assets as Administrative Agent reasonably determines to be intangible.

          "HARRIS CREDIT FACILITY" shall have the meaning ascribed to it in
     Section 6.2(B)(iii).

          "HARRIS LETTERS OF CREDIT" shall have the meaning ascribed to it in
     Section 6.2(B)(iii).

          "INDEBTEDNESS" shall mean, without duplication, all of Borrowers' and their respective Subsidiaries' liabilities, obligations and indebtedness to Administrative Agent or any Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including interest, charges, expenses, attorneys' fees and other sums chargeable to a Borrower or its Subsidiaries by Administrative Agent or any Lender, future advances made to or for the benefit of a Borrower), whether arising under this Agreement or any Ancillary Agreement, whether previously, now or to be owing, arising, due, or payable from a Borrower or its Subsidiaries to Administrative Agent or any Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

          "INDEBTEDNESS FOR BORROWED MONEY" shall mean for any Borrower (without duplication), the sum of (i) the Indebtedness; (ii) all Liabilities created, assumed or incurred in any manner by such Person representing money borrowed (including but not limited to the issuance of debt securities); (iii) all Liabilities for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than sixty (60) days past due), (iv) all Liabilities secured by any Lien upon property of such Borrower, whether or not such Borrower has assumed or become liable for the payment of such liability, (v) all Capitalized Lease Obligations of such Borrower; and (vi) all obligations of such Borrower on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

          "INDEMNIFIED LIABILITIES" shall have the meaning ascribed to it in
     Section 9.7.

          "INITIAL LETTERS OF CREDIT" shall have the meaning ascribed to it in
     Section 6.2(B)(iii).

          "INTEREST EXPENSE" shall be determined in accordance with GAAP for any period, and shall include the sum of all interest charges on Indebtedness (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Borrowers and their respective Subsidiaries for such period.

          "INTEREST PAYMENT DATE" shall mean: (i) (a) with respect to any Base Rate Loan, the first Business Day of each calendar month and the date of any conversion of such Base Rate Loan into a LIBOR Loan, and (b) with respect to any LIBOR Loan, the last day of the applicable Interest Period; provided, however, that for any LIBOR Loan having an Interest Period longer than three months, accrued interest shall also be payable on the last day of each three-month interval during such Interest Period; and (ii) for all Loans, (a) the Revolving Credit Termination Date and (b) the date on which each such Loan is paid in full or otherwise satisfied.

          "INTEREST PERIOD" shall mean with respect to any LIBOR Loan (a) initially, the period commencing on the initial date of borrowing as set forth in the Notice of Borrowing or the conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by Borrowers in the Notice of Borrowing or Notice of Conversion, and (b) thereafter, each period commencing on and including the first day of the next Interest Period applicable to such LIBOR Loan and ending one, two, three, or six months thereafter, as selected by Borrowers in the Notice of Continuance described in Section 2.8(B); provided that the foregoing provisions relating to Interest Periods are subject to the following:

               (i) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day except if the result of such extension would be for such Interest Period to end in another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period of a LIBOR Loan made pursuant to the Revolving Credit Facility that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

               (iii) if Borrowers fail to give notice of the length of the Interest Period it requests with respect to the LIBOR Loan, it shall be deemed to have selected a LIBOR Loan of one month; and

               (iv) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INTEREST RATE" shall mean the interest rate determined in accordance with Section 2.4.

          "INVENTORY" shall mean all goods, inventory, merchandise, finished goods, component goods, packaging materials and other personal property including goods in transit, wherever located and whether now owned or to be acquired by any Borrower or any Subsidiary which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrowers' and their respective Subsidiaries' business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Borrower.

          "IRI" shall mean Information Resources, Inc., a Delaware corporation.

          "IRI REPRESENTATIVE" shall mean an authorized officer of IRI (or such officer's designee) selected by IRI to be the liaison between all Borrowers and Administrative Agent who shall, among other things, handle all requests for Loans, including Alternative Currency Advances.

          "ISSUANCE REQUEST" shall have the meaning ascribed to it in Section
     3.4.

          "ISSUING LENDER" shall mean any Lender in its capacity as issuer of any Letter of Credit.

          "LASALLE" shall have the meaning ascribed to it in the introduction.

          "LETTER OF CREDIT" shall mean any letter of credit issued by the Issuing Lender for the account of a Borrower in accordance with Section 3.1.

          "LETTER OF CREDIT BENEFICIARIES" shall mean Fairfield Merritview Ltd. Partnership, Boston Properties, Randolph / Clinton Ltd. Partnership, Sentry Insurance and Wellsford Greenbrook Corp.

          "LETTER OF CREDIT EXPIRY DATE" shall mean, with respect to any Letter of Credit, the date which is the earlier of (i) one (1) year after the date of issuance thereof or (ii) twenty-five (25) days prior to the Revolving Credit Termination Date.

          "LETTER OF CREDIT FEES" shall have the meaning ascribed to it in
     Section 3.6.

          "LETTER OF CREDIT OBLIGATIONS" shall mean, as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Letters of Credit.

          "LETTER OF CREDIT SUBLIMIT" shall mean an aggregate amount of $5,000,000. For purposes of calculation the Letter of Credit Sublimit, the Initial Letters of Credit shall be included but the Harris Letters of Credit shall be excluded.

          "LEVERAGE RATIO" shall mean, as of any day, the ratio of the then current amount of the consolidated funded Indebtedness for Borrowed Money less: (i) any cash recorded on the consolidated balance sheet of Borrowers and held in U.S. banks or held at ABN AMRO in the United Kingdom, (ii) all Liabilities for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than sixty (60) days past due) and (iii) all Liabilities secured by any Lien upon property of any Borrower, whether or not any Borrower has assumed or become liable for the payment of such liability, to consolidated EBITDAD, as of the end of the most recent fiscal quarter of Borrowers based on the previous twelve (12) months.

          "LIABILITIES" shall mean, without duplication, all of Borrowers' or their respective Subsidiaries' liabilities, obligations and indebtedness to all Persons of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, previously, now or to be owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Liabilities specifically includes (i) the Indebtedness or other Indebtedness for Borrowed Money, (ii) all obligations or liabilities of any Person that are secured by any Lien, claim, encumbrance, or security interest upon property owned by a Borrower or a Subsidiary, even though such Borrower or such Subsidiary has not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property (including Capitalized Lease Obligations, but excluding operating leases), or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower or a Subsidiary, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and (v) deferred Taxes.

          "LIBOR LOAN" shall mean any Loan (or portion thereof) bearing interest at the LIBOR Rate, as designated by Borrowers in a Notice of Borrowing, Notice of Conversion or Notice of Continuance.

          "LIBOR RATE" shall mean, with respect to each Interest Period for any LIBOR Loan, the rate of interest per annum equal to the quotient of (i) the rate of interest per annum (expressed as a whole number) at which deposits in Dollars in immediately available funds are offered to Administrative Agent at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for a period equal to such Interest

     Period and in a Dollar amount equal or comparable to the principal amount of such LIBOR Loan, divided by (ii) a number equal to 1.0 minus the daily average for the applicable Interest Period of the maximum rate (expressed as a decimal) at which reserves (including basic, supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board (or any successor) under Regulation D on "eurocurrency liabilities" as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on the LIBOR Loans is determined by any category of extension of credit or other assets that includes loans by non-United States offices of any lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto (such LIBOR Rate to be adjusted to the next higher 1/16 of one percent). For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

          "LIEN" means any mortgage, pledge or lease of, security interest in or lien, charge, restriction or encumbrance on any Property of the Person involved in favor of or which secures any obligation to, any other Person.

          "LOAN" shall mean any advance made by Lenders to Borrowers under the Revolving Credit Facility.

          "LOCKBOX" shall have the meaning ascribed to it in Section 4.5.

          "LOCKBOX AGREEMENT" shall have the meaning ascribed to it in Section 4.5.

          "MASTER LETTER OF CREDIT AGREEMENT" shall mean a Master Letter of Credit Agreement substantially in the form of EXHIBIT L hereto as such form may be amended by LaSalle from time to time and a letter of credit application and reimbursement agreement in such form as the Issuing Lender may from time to time employ in the ordinary course of business in connection with this Revolving Credit Facility.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of taken as a whole, or (b) the validity or enforceability of this Agreement or any Ancillary Agreements or the rights and remedies of Administrative Agent and Lenders thereunder.

          "MEMORANDUM OF UNDERSTANDING" shall have the meaning ascribed to it in
     Section 6.2(C)(xx).

          "MORTGAGE" shall mean with respect to each Owned Property, a Mortgage creating a valid, perfected first priority lien and security interest in such Owned Property in favor of Lenders.

          "NON-FUNDING LENDER" shall have the meaning ascribed to it in Section 4.8.

          "NOTES" shall mean, collectively, each Note to be executed and delivered by Borrowers to each Lender at the Closing on terms described in
     Section 2.2, the forms of which are attached hereto as EXHIBITS A-1 AND
     A-2.

          "NOTICE OF BORROWING" shall mean a Notice of Borrowing described in
     Section 2.5.

          "NOTICE OF CONTINUANCE" shall mean a Notice of Continuance described in Section 2.8(B).

          "NOTICE OF CONVERSION" shall mean a Notice of Conversion described in
     Section 2.8(A).

          "PARTICIPANT" shall mean any Person, now or at any time or times to be, participating with any Lender in the Loans made by such Lender to Borrowers pursuant to this Agreement and the Ancillary Agreements.

          "PERCENTAGE" shall mean, as to any Lender, the percentage which such Lender's Revolving Credit Commitment is of the Aggregate Revolving Credit Commitments, as reflected in the records of Administrative Agent. If the Revolving Credit Commitments have terminated, such Lender's "Percentage" of the Revolving Credit Commitments shall be deemed to be the percentage which the aggregate amount of such Lender's outstanding Loans to Borrowers plus all Reimbursement Obligations of Borrowers to such Lender is of the aggregate amount of all of Lenders' outstanding Revolving Credit Loans to Borrowers plus the aggregate amount of all Reimbursement Obligations of Borrowers to all of Lenders.

          "PERMITTED ACQUISITION" shall mean the acquisition by any Borrower of
     (i) a controlling voting interest of any Person or (ii) substantially all the assets of any Person, up to maximum consideration (including assumption of debt) of $4,000,000 per acquisition or $10,000,000 in the aggregate, provided, that (w) such acquisition is in a similar or related business as currently being conducted by Borrowers, (x) no Event of Default has occurred or is occurring, (y) such acquisition is a non-hostile transaction, and (z) after such acquisition, Borrowers have the ability to draw not less than $15,000,000 under the Revolving Credit Facility without exceeding the Total Available Credit.

          "PERMITTED DEBT" shall mean:

               (i) the Indebtedness;

               (ii) current unsecured Liabilities arising in the ordinary course of business of Borrowers and their respective Subsidiaries, including trade payables, utility costs, payroll and benefit obligations, accrued tax liabilities and other non-extraordinary accounts payable but excluding other Indebtedness for Borrowed Money;

               (iii) Liabilities incurred by Borrowers to any Person at a time no Event of Default exists constituting Capitalized Lease Obligations provided that the aggregate amount owed during the term of such leases at any time does not exceed the Capitalized Lease Obligations Limit; and

               (iv) any hedging obligations for the purpose of managing Alternative Currency transactions and not for speculative purposes, as determined by Administrative Agent in its sole discretion; and

               (v) such other Liabilities as are outstanding on the date hereof and described on SCHEDULE 3 and SCHEDULE 10 attached hereto.

          "PERMITTED LIENS" shall mean:

               (i) Liens in favor of Administrative Agent, whether granted under or established by this Agreement, the Ancillary Agreements, or otherwise;

               (ii) subject to Section 7.4, Liens for taxes, assessments or other governmental charges incurred by a Borrower or any of its Subsidiaries in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (iii) Liens, not delinquent, incurred by a Borrower or its Subsidiaries in the ordinary course of business created by statute in connection with worker's compensation, unemployment insurance, social security, old age pensions (subject to the applicable provisions of this Agreement) and similar statutory obligations;

               (iv) Liens incurred by a Borrower or its Subsidiaries in favor of mechanics, materialmen, carriers, warehousemen, landlords or repairmen or other like statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business that are not overdue for a period of more than thirty (30) days or which are being contested in good faith;

               (v) Liens filed in favor of any lessor with respect to any Capital Lease Obligation;

               (vi) pledges and deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto;

               (viii) Liens in favor of the Senior Lienholders under the Harris Credit Facility with respect to the Harris Letters of Credit, until terminated; and

               (ix) any existing Liens identified in SCHEDULE 4 hereto to secure Liabilities outstanding as of the date hereof.

          "PERMITTED SALE" shall mean an Asset Sale or series of Asset Sales, or a sale or series of sales of capital stock which shall not exceed, in the aggregate during the Revolving Credit Term, more than 10% of the aggregate total consolidated assets of IRI, as determined by Administrative Agent.

          "PERSON" shall, mean and includes natural persons, corporations (business, municipal or not-for-profit), limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POUND STERLING" and the symbol "(POUND)" shall mean the lawful currency of the United Kingdom.

          "PRIME RATE" shall mean the rate per annum equal to the prime rate of interest announced by LaSalle from time to time as its "prime rate."

          "PROPERTY" means any and all rights, titles and interests in and to any and all property whether real or personal, tangible (including cash) or intangible, and wherever situated and whether now owned or hereafter acquired.

          "REIMBURSEMENT OBLIGATIONS" shall mean all amounts owed by any Borrower to the Issuing Lender or any other Lender (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, representing the principal of and interest on payments made by the Issuing Lender or any other Lender under or in connection with any Letter of Credit, including but not limited to, all unpaid drawings, fees, premiums, expenses, attorneys' fees, accountants' fees, capital adequacy charges, increased costs and similar costs and expenses owed or payable under this Agreement or any Letters of Credit, including but not limited to, the fees set forth in Section 3.6 hereof.

          "REPORTABLE EVENT" shall have the meaning ascribed to it in Section 5.1(P).

          "REQUIRED LENDERS" shall mean, if there are two Lenders, Lenders having an aggregate percentage of 100% of the Commitments, and if there are more than two Lenders (other than Non-Funding Lenders), such Lenders having aggregate percentages of 75% or more, or if the Commitments have been terminated, 75% of the aggregate outstanding principal amount of the outstanding Loans and Reimbursement Obligations.

          "REVOLVING CREDIT COMMITMENT" shall have the meaning ascribed to it in
     Section 2.1.

          "REVOLVING CREDIT FACILITY" shall have the meaning ascribed to it in
     Section 2.1.

          "REVOLVING CREDIT TERM" shall mean the period of time in which the Revolving Credit Facility is available to Borrowers.

          "REVOLVING CREDIT TERMINATION DATE" shall mean July 12, 2005.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "SECURITY AGREEMENT" shall mean the Security Agreement executed and delivered by Borrowers on the Closing Date in favor of Lenders, in substantially the form of EXHIBIT B, pursuant to which Borrowers grant Lenders (i) a security interest in the Collateral described in such Security Agreement, including, but not limited to, all the capital stock of each wholly owned Direct U.S. Subsidiary and (ii) all the assets and properties of each Borrower.

          "SENIOR LIENHOLDERS" shall have the meaning ascribed to it in Section 6.2(c)(xi).

          "SOLVENT" shall mean with respect to any Person on a particular date, that on such date (a) the fair salable value of its property is greater than the fair present value of its liabilities (including for purposes of this definition all liabilities whether reflected on a balance sheet prepared or otherwise and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed) and (b) the fair salable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured. The amount of contingent liabilities (such as litigation, guarantee and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

          "SUBORDINATED DEBT" shall mean all Liabilities which are expressly subordinated to the Indebtedness of Lenders.

          "SUBSIDIARY" shall mean, as to any Person (a) any corporation, more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture, or other entity in which such Person and/or one or more Subsidiaries of such Person has greater than a 50% equity interest at the time.

          "SYNDICATION AGENT" shall have the meaning ascribed such term in the introduction.

          "TANGIBLE NET WORTH" shall mean the Total Net Assets, as determined on a consolidated basis, excluding: (i) assets which would be classified as goodwill, (ii) any fluctuations in Borrowers' foreign currency translation gains and losses that occur subsequent to December 31, 2001 and (iii) any adjustment with respect to the adoption of FAS 144 relating to asset impairment at the German and Netherlands Subsidiaries for the Data Procurement Assets capped at $14,000,000 and only for fiscal year 2002.

          "TAXES" shall mean for any fiscal year the federal, state, local and foreign taxes payable by each Borrower and their respective Subsidiaries.

          "TOTAL AVAILABLE CREDIT" shall mean at any time, the lesser of (i) the Aggregate Revolving Credit Commitments and (ii) the Borrowing Base, as determined and based on the most recent Borrowing Base Certificate.

          "TOTAL NET ASSETS" shall mean total assets of Borrowers and their respective Subsidiaries less total Liabilities of Borrowers and their respective Subsidiaries, in accordance with GAAP.

          "UCC" shall have the meaning ascribed to it in Section 1.3.

          "UNITED STATES" and "U.S." shall each mean the United States of America.

          "U.S. DOLLARS" and the symbol "$" shall mean the lawful currency of the United States.

          "U.S. SUBSIDIARY PLEDGE AGREEMENT" shall mean the U.S. Subsidiary Pledge Agreement entered into by IRI pledging all of the stock or equity interest owned by IRI in or to its wholly owned Direct U.S. Subsidiaries, substantially in the form attached hereto as EXHIBIT D.

     1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

     1.3 OTHER TERMS. All other terms, whether or not capitalized, contained in this Agreement which are not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of

Illinois (the "UCC") in effect from time to time, to the extent the same are used or defined therein.

     1.4 INTERPRETATION. In this Agreement and each Ancillary Agreement, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by such documents, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          (iii) reference to either gender includes the other gender;

          (iv) reference to any agreement (including this Agreement and the schedules and exhibits and the Ancillary Agreements) documents or instruments means such agreement, document or instrument as amended, modified, supplemented or replaced from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the Ancillary Agreements, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder;

          (vi) reference to any article, section, paragraph, clause, other subdivision of this Agreement, Schedule or Exhibit means such Article, Section, paragraph, clause or other subdivision of this Agreement or Schedule or Exhibit to this Agreement;

          (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

          (x) references herein to any Subsidiary shall apply only during such times as a Borrower has any Subsidiary.

     1.5 MULTIPLE BORROWERS Borrowers hereby designate IRI to act on behalf of Borrowers for all purposes under this Agreement, including the requesting of Loans hereunder, and reduction of any Commitment, and any delivery requirements under Section 6. Notice when given to IRI shall be sufficient notice to Borrowers. Any document delivered to IRI shall be considered delivered to each of Borrowers.


2.   CREDIT FACILITY; ALTERNATIVE ADVANCES; GENERAL TERMS.

     2.1 REVOLVING CREDIT FACILITY. Each Lender, severally and not jointly, agrees, on the terms and conditions hereinafter set forth, to make available for Borrowers' use, from time to time until the Revolving Credit Termination Date, upon request of Borrowers in accordance with Section 2.5(A), a revolving line of credit (the "REVOLVING CREDIT FACILITY") in an aggregate amount not to exceed the Total Available Credit. Each Lender agrees to participate in the Revolving Credit Facility in the amount set forth opposite the Lender's name in SCHEDULE A (with respect to each Lender, the "REVOLVING CREDIT COMMITMENT") as may be modified from time to time. From the date hereof until the Revolving Credit Termination Date, the Revolving Credit Facility may be utilized by borrowing, repaying and reborrowing the Loans thereunder.

     2.2 EVIDENCE OF DEBT. The Revolving Credit Facility and the Loans made by each Lender to Borrowers thereunder shall be evidenced by a Note payable to the order of such Lender, which note shall be in one of the forms attached hereto as either EXHIBITS A-1 AND A-2 in an amount equal to such Lender's Revolving Credit Commitment.

     2.3 LOAN ACCOUNTS; AMOUNT AND MAINTENANCE OF LOANS; INTEREST RATE NOT DETERMINED.

          (A) Loan Accounts. Administrative Agent, on behalf of Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding, and such record shall, absent demonstrable error, be conclusive evidence of the amount of the Loans made by Lenders to Borrowers and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans.

          (B) Amount and Maintenance of Loans. The Loans may be made and maintained as (i) Base Rate Loans, (ii) LIBOR Loans, or (iii) a combination of Base Rate Loans and LIBOR Loans. The aggregate principal amount of each LIBOR Loan, whether new, converted or continued, shall not be less than $500,000. More than one borrowing may occur on the same date, but at no time shall there be outstanding more than five (5) LIBOR Loans in the aggregate under the Revolving Credit Facility. The amount of any Loan is also subject to the limits contained in Section 2.1. No LIBOR Loan shall be made at any time an Event of Default shall exist.

          (C) Inability to Determine Interest Rate. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a LIBOR Loan, Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that currency deposits in the amount of such LIBOR Loan are not generally available in the London interbank market, or that the rate at which such currency deposits are being offered will not adequately and fairly reflect the cost to Administrative Agent of maintaining the principal amount of such LIBOR Loan during such Interest Period, Administrative Agent shall promptly, after such determination shall have been made, give facsimile notice of such determination to Borrowers and Lenders, and, until Administrative Agent shall notify Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, any request by Borrowers for the making of, conversion to or continuation of a LIBOR Loan shall be deemed to be a request for a Base Rate Loan. Administrative Agent shall use its reasonable efforts to notify Borrowers of a change in the circumstances causing the LIBOR Loan to be unavailable but shall not incur any liability for any failure to so notify Borrowers.

     2.4 INTEREST RATE; APPLICABLE MARGIN.

          (A) Unless otherwise provided in writing evidencing such Indebtedness, Borrowers agree, jointly and severally, to pay Administrative Agent, for the benefit of each Lender, interest on the outstanding principal balance of the Loans from time to time at a rate equal to (i) with respect to Base Rate Loans, the Base Rate plus the Applicable Margin and (ii) with respect to LIBOR Loans, the LIBOR Rate plus the Applicable Margin. The records of Administrative Agent as to the interest rate applicable to a particular advance shall be binding and conclusive absent manifest error. Interest shall be payable from the date of such advance of the Loan to the day of repayment of such advance. Interest shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable as provided in Section 4.2. Administrative Agent, for the ratable benefit of each Lender, reserves the right to charge Borrowers' checking account(s) for accrued interest on the applicable Interest Payment Date.

          (B) Changes in the Prime Rate charged under this Agreement on Base Rate Loans shall take effect on the date of each change in the Prime Rate without further notice by LaSalle to Borrowers. The Prime Rate is not necessarily the lowest rate of interest charged by LaSalle in connection with extensions of credit.

          (C) Except as set forth below, the Applicable Margin for any Loan shall be based on the Compliance Certificate in effect at the time a Borrower requests a Loan. Each Compliance Certificate becomes effective on the date such Compliance Certificate is delivered. If Borrowers deliver a new Compliance Certificate while any Base Rate Loan is outstanding, the new Applicable Margin set forth in the Compliance Certificate shall apply to all outstanding Base Rate Loans and any new Base Rate Loans or new LIBOR Loans. If, however, Borrowers deliver a new Compliance Certificate while any LIBOR Loan is outstanding, the new Applicable Margin set forth in the Compliance

     Certificate shall not become effective until the term on such LIBOR Loan has expired.

     2.5 BORROWING PROCEDURES. In order to effect a Loan under the Revolving Credit Facility, a Borrower shall notify the IRI Representative who, in turn, will give Administrative Agent irrevocable written notice (in form and substance acceptable to Administrative Agent) or irrevocable telephone notice (promptly confirmed by such written notice by facsimile) not later than 11:00 a.m., Chicago time, on (i) the proposed borrowing date in the case of Base Rate Loans, and (ii) the second Business Day prior to the proposed borrowing date in the case of LIBOR Loans (the "NOTICE OF BORROWING"). All requests for Loans shall be requested through the IRI Representative. Borrowers hereby authorize Administrative Agent and each Lender to extend advances and make Loans to Borrowers based on written notice from the IRI Representative. Each Notice of Borrowing shall specify (i) the principal amount of the Loan to be made pursuant to such borrowing and the date of such borrowing (which shall be a Business
Day), (ii) whether the Loan is to be maintained as a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the initial Interest Period to be applicable thereto, and (iii) instructions for the disbursement of the proceeds of the proposed Loan. Promptly after receipt of such written request, Administrative Agent shall advise each Lender thereof. Not later than 2:30 p.m., Chicago time, on the date of a proposed borrowing, each Lender shall provide Administrative Agent, at the principal office of Administrative Agent in Chicago, with immediately available funds equal to such Lender's pro rata share of the borrowing, and subject to receipt by Administrative Agent of the documents required under Section [6.2(B)] with respect to such borrowing, if any are required, Administrative Agent shall pay over such funds received by it to the Borrower identified in the Notice on Borrowing on the requested borrowing date or, if a LIBOR Loan, the second Business Day after delivery of the Notice of Borrowing.

     2.6 ALTERNATIVE CURRENCY ADVANCES.

          (A) General. At the time a Borrower makes a request for a Loan, such Borrower shall have the option to request such Loan be in the form of an Alternative Currency; provided, however, that at no time shall Borrowers have received Alternative Currency Advances in an amount that exceeds the Alternative Currency Sublimit, which excess shall be subject to Section 4.4(B). The Alternative Currency Sublimit shall not affect Borrowers' ability to draw up to the Total Available Credit.

          (B) Interest Rate. Alternative Currency Advances shall be bear interest at the LIBOR Rate plus the Applicable Margin for other LIBOR Loans; provided, however, in the event the a LIBOR Rate is unavailable as described in Section 2.3(C) or Section 2.10, all outstanding Alternative Currency Advances shall convert to U.S. Dollars, bear interest at the Base Rate and be deemed Base Rate Loans. All the provisions set forth in Section
     2.4 with respect to non-Alternative Currency Advances shall apply to Alternative Currency Advances

          (C) Method of Borrowing. Promptly after receipt of an Alternative Currency Notice of Borrowing, Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Alternative Currency

     Advance. Any notice given pursuant to Section 2.6 shall be irrevocable. On each proposed borrowing date, which shall be not be earlier than 11:00 a.m., Chicago time, on the third Business Day following the delivery of the Alternative Currency Notice of Borrowing, Administrative Agent shall advise each Lender thereof and not later than 3:00 p.m., Chicago time, on the date of a proposed borrowing, each Lender shall provide Administrative Agent's Alternative Currency Payment Office with immediately available funds in the Alternative Currency equal to such Lender's Percentage of the borrowing. Promptly upon making any Alternative Currency Advance, Administrative Agent shall cause Administrative Agent's Alternative Currency Payment Office shall give written notice to Administrative Agent by telex or telecopy of the making of such Alternative Currency Advance, who shall, in turn, notify the other Lenders.

          (C) Repayment. On the Revolving Credit Termination Date, all Alternative Currency Advances shall be paid in full by Borrowers.

          (D) Conversion of Alternative Currency Advances. Immediately and automatically upon the occurrence of an Event of Default, all Alternative Currency Advances shall be converted to and redenominated in U.S. Dollars equal to the dollar amount of each such Alternative Currency Advance determined as of the date of such conversion, provide, that to the extent such conversion shall occur other than at the end of the applicable Interest Period, Borrowers shall pay to Administrative Agent all losses and costs related thereto.

     2.7 GENERAL PROVISIONS.

          (A) One Loan. All Loans and advances by each Lender to Borrowers under the Credit Documents, including Alternative Currency Advances, shall constitute one loan and all indebtedness and obligations of Borrowers to all of Lenders under the Credit Documents shall constitute one general obligation secured pursuant to the Collateral Documents.

          (B) Events of Default. Each Lender may, in its sole discretion, refrain from making any Loans or extensions of credit to Borrowers under this Agreement after the occurrence and during the continuation of an Event of Default.

     2.8 CONVERSION OPTIONS; CONTINUANCE.

          (A) Conversion Requirements. Provided that no Event of Default has occurred and is continuing and subject to the terms and conditions of this Agreement, Borrowers may elect from time to time to convert a Base Rate Loan, or any portion thereof, to a LIBOR Loan by Borrowers' giving Administrative Agent at least two (2) Business Days' prior irrevocable written notice of conversion, which notice must be in form and substance acceptable to Administrative Agent and received by Administrative Agent prior to 11:00 a.m. (Chicago time) (the "NOTICE OF CONVERSION"). If the date on which a Base Rate Loan is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day, and during the period from such date to such succeeding Business Day, such Base Rate Loan shall bear interest as if it were a Base Rate Loan. All or any part of outstanding borrowings may be converted as provided herein. Subject to the terms and conditions of this Agreement, Borrowers may convert a LIBOR Loan into a Base Rate Loan by Borrowers' giving Administrative Agent a Notice of Conversion not later than 11:00 a.m. (Chicago time) on the desired conversion date. Promptly upon receipt of each Notice of Conversion, Administrative Agent shall advise each Lender thereof.

          (B) Continuance. Any LIBOR Loan may be continued as such, in whole or in part, upon the expiration of an Interest Period with respect thereto if Borrowers give Administrative Agent irrevocable written notice of continuance which notice must be in form and substance acceptable to Administrative Agent and received by Administrative Agent prior to 11:00 a.m. (Chicago time), at least two (2) Business Days prior to the date of expiration of the Interest Period expiring with respect to the LIBOR Loan which is requested to be continued, specifying (i) the LIBOR Loan, or portion thereof, requested to be continued; (ii) the date of expiration of the Interest Period expiring with respect to the LIBOR Loan, or portion thereof, which is requested to be continued; and (iii) the length of the Interest Period with respect to such LIBOR Loan, or portion thereof, after the continuation thereof (the "NOTICE OF Continuance"); provided, that no LIBOR Loans may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period for such Loan. If Borrowers do not comply with the notice provisions of this clause (B), such LIBOR Loan shall be automatically converted to a Base Rate Loan upon the expiration of the Interest Period with respect thereto. Promptly upon receipt of each Notice of Continuance, Administrative Agent shall advise each Lender thereof.

          (C) Restatement of Representations and Warranties. Any Notice of Conversion or Notice of Continuance delivered pursuant to this Section 2.8 shall be deemed to be a representation that all of the representations and warranties of Borrowers contained in this Agreement shall then be true and correct in all material respects as if made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, and that no Event of Default shall have occurred and be continuing.

     2.9 REQUIREMENTS OF LAW.

          (A) Increased Costs. Notwithstanding any other provisions herein, in the event that the introduction of or any change in any law, rule, regulation, treaty or directive or in any codified interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body:

               (i) subjects such Lender to any tax of any kind whatsoever with respect to the Credit Documents or the Loans made hereunder, or changes the basis of taxation of payments to such Lender of principal, interest or any other amount payable hereunder (except for changes in the rate of tax imposed on the overall net income of such Lender by the United States, any state or subdivision thereof);

               (ii) imposes, modifies, holds applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (which is not otherwise included in the determination of the LIBOR Rate hereunder); or

               (iii) imposes on any Lender or the London interbank market any other condition affecting this Agreement or the LIBOR Loans made by such Lender;

          and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, continuing or maintaining or participating in LIBOR Loans, or to reduce any amount receivable to such Lender thereunder then, in any such case, Borrowers agree, jointly and severally, to pay such Lender, within 15 days after demand by such Lender, any additional amounts necessary to compensate such Lender on an after-tax basis for such additional cost or reduced amount receivable or increased withholding taxes payable which such Lender deems to be material as determined by such Lender with respect to this Agreement, the Notes, the other Ancillary Agreements or the Loans made hereunder. Notwithstanding the preceding, such Borrower shall not be required to pay any such additional costs if caused by the gross negligence or willful misconduct of Administrative Agent or such Lender.

          (B) Capital Adequacy. In the event that any Lender shall have reasonably determined that the adoption of any law, rule, regulation, treaty or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or application of any of the foregoing or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body, does or shall have the effect of reducing the rate of return on such Lender's or its parent's capital as a consequence of its obligations under this Agreement to a level below that which such Lender or such parent could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such parent's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrowers of a written request therefor, Borrowers agree, jointly and severally, to pay to such Lender, within fifteen (15) days after its demand, such additional amount or amounts as will compensate such Lender or such parent on an after-tax basis for such reduction; provided that such Lender is charging such amounts to similarly situated borrowers.

          (C) Certificate for Claim. If any Lender or its parent becomes entitled to claim any additional amounts pursuant to this Section 2.9, it shall promptly notify

     Borrowers, Administrative Agent and the other Lenders of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Lender or its parent shall be conclusive and binding on Borrowers in the absence of manifest error.

          (D) No Waiver. Failure on the part of any Lender or its parent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Person's right to demand compensation with respect to such period or any other period. The protection of this Section 2.9 shall be available to such Person regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed; provided, however, that if such Person shall have recouped any amount theretofore paid to it by Borrowers under this Section 2.9, such Lender shall promptly pay to Borrowers an amount equal to recoupment so received by such Person, as determined in good faith by such Person.

          (E) Replacement of Lenders. If any Lender determines in accordance with Section 2.9 that, due to illegality, it is unable to make or maintain a LIBOR Loan or requests reimbursement under this Section 2.9, or if any Lender becomes a Non-Funding Lender, then Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.2), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided, that (i) Borrowers shall have received the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans (and unpaid Reimbursement Obligations), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under this Section 2.9 such assignment will not result in a reduction of such reimbursement. Notwithstanding the preceding, such Borrower shall not be required to pay any such additional costs if caused by the gross negligence or willful misconduct of Administrative Agent or such Lender.

     2.10 ILLEGALITY. Any Lender may make or maintain LIBOR Loans at or for the credit of any branch, subsidiary or affiliate office inside or outside the United States or any international banking facility within the United States, as such Lender may elect from time to time. Notwithstanding any other provisions herein, if any law, rule, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to maintain LIBOR Loans as contemplated by this Agreement, the agreement of such Lender to make or maintain LIBOR Loans shall terminate and all outstanding LIBOR Loans shall be converted automatically to Base Rate Loans, on the last day of the then current Interest Period or within such earlier period as required by law.

     2.11 INDEMNITY. Borrowers agree, jointly and severally, to indemnify any Lender and to hold such Lender harmless from any cost, loss or expense which such Lender may sustain or incur as a consequence of (i) Borrowers making a payment or prepayment of principal or interest on any LIBOR Loan (including through a conversion to the same or a different type of Loan or pursuant to Sections 2.3(B) and 2.9 above) on a day which is not the last day of an Interest Period with respect thereto (other than interest paid on the last day of a three month interval in respect of a LIBOR Loan having an Interest Period longer than three months), (ii) any failure by Borrowers to borrow or convert any Loan hereunder after a Notice of Borrowing or Notice of Conversion has been given (in the case of LIBOR Loans), (iii) default by Borrowers in making any prepayment of a LIBOR Loan after Borrowers have given a notice of prepayment and (iv) any acceleration of the maturity of the Loans in accordance with the terms of this Agreement, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loans and from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain the Loans hereunder. The provisions of this Section 2.11 shall survive the repayment of the Loans and the termination of this Agreement.


3.   LETTERS OF CREDIT

     3.1 ISSUANCE OF LETTERS OF CREDIT.

          (A) From and after the date hereof, the Issuing Lender agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of Borrowers, one or more Letters of Credit; provided, however, that the Issuing Lender shall not be under any obligation to issue, and shall not issue, any Letter of Credit if (i) any order, judgment or decree of any governmental authority with jurisdiction over the Issuing Lender shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of Letters of Credit in particular or shall impose upon the Issuing Lender with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuing Lender as of the date of this Agreement and which the Issuing Lender in good faith deems material to it (the Issuing Lender shall promptly notify Borrowers of any event which, in the judgment of the Issuing Lender, would preclude the issuance of a Letter of Credit pursuant to this clause); (ii) one or more of the conditions to such issuance contained in Section 6.1 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Letter of Credit Obligations would exceed the Letter of Credit Sublimit.

          (B) In no event shall: (i) the aggregate amount of the Letter of Credit

     Obligations at any time exceed the Letter of Credit Sublimit; (ii) the sum at any time of (a) the aggregate amount of Letter of Credit Obligations and
     (b) the aggregate principal balance of all outstanding Loans issued pursuant to the Revolving Credit Facility exceed the Total Available Credit; or (iii) the expiration date of any Letter of Credit (including Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by Borrowers or the Issuing Lender), or the date for payment of any draft presented thereunder and accepted by the Issuing Lender, be later than the Letter of Credit Expiry Date, provided that any Letter of Credit with a one-year term shall provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date which is twenty-five (25) days prior to the Revolving Credit Termination Date.

     3.2 PARTICIPATING INTERESTS. Immediately upon the issuance by the Issuing Lender of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse, representation or warranty, an undivided participation interest equal to its Percentage of the face amount of such Letter of Credit and each draw paid by the Issuing Lender thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Issuing Lender in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

     3.3 LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS.

          (A) Borrowers agree to pay to the Issuing Lender the sum of: (i) the amount so drawn plus all other charges and expenses with respect thereto or in the applicable reimbursement agreement on each date that any amount is drawn under each Letter of Credit and (ii) interest on any and all amounts remaining unpaid under this Section 3.3 shall be charged at the rate set forth in the Master Letter of Credit Agreement. Borrowers agree to pay to the Issuing Lender the amount of all Reimbursement Obligations owing in respect of any Letter of Credit immediately when due, under all circumstances, including any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any Ancillary Agreements executed pursuant hereto; (x) the existence of any claim, set-off, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrowers and the beneficiary named in any Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined reasonably and in good faith complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or
     (z) the surrender or material impairment of any security for the performance or observance of any of the terms hereof.

          (B) Notwithstanding any provisions to the contrary in any Master Letter of

     Credit Agreement, Borrowers agree to reimburse the Issuing Lender for amounts which the Issuing Lender pays under such Letter of Credit no later than the time specified in this Agreement. If Borrowers do not pay any such Reimbursement Obligations when due, Borrowers shall be deemed to have immediately requested that the Banks make a Base Rate Loan under this Agreement in a principal amount equal to such unreimbursed Reimbursement Obligations. Administrative Agent shall promptly notify Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.1 and 6.1, each Lender shall make available to Administrative Agent its Loan in the manner prescribed for Base Rate Loans. The proceeds of such Loans shall be paid over by Administrative Agent to the Issuing Lender for the account of Borrowers in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Base Rate Loan.

          (C) If the Issuing Lender makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefore by Borrowers and if for any reason a Base Rate Loan may not be made then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to Administrative Agent for the account of the Issuing Lender, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Reimbursement Obligations, which shall be an amount equal to such Lender's pro-rata share of such payment. Each Lender shall, upon demand by the Issuing Lender, pay the Issuing Lender interest on such Lender's pro-rata share of such draw from the date of payment by the Issuing Lender on account of such Letter of Credit until the date of delivery of such funds to the Issuing Lender by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Rate for such period; provided, that such payments shall be made by such Lender only in the event and to the extent that the Issuing Lender is not reimbursed in full by Borrowers for interest on the amount of any draw on the Letters of Credit.

          (D) At any time after the Issuing Lender has made a payment on account of any Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, the Issuing Lender shall, forthwith upon its receipt of any reimbursement (in whole or in part) by Borrowers for such payment, or of any other amount from Borrowers or any other Person in respect of such payment (including any payment of interest or penalty fees and any payment under any collateral account agreement of Borrowers or any Ancillary Agreements executed pursuant hereto but excluding any transfer of funds from any other Lender transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time the Issuing Lender has made a payment on account of any Letter of Credit; provided, further, that in the event that the receipt by the Issuing Lender of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuing Lender any portion thereof previously transferred by the Issuing Lender to such Lender, but without interest to the extent that interest is not payable by the Issuing

     Lender in connection therewith.

     3.4 PROCEDURE FOR ISSUANCE. Prior to the issuance of each Letter of Credit, and as a condition of such issuance, Borrowers shall deliver to the Issuing Lender (with a copy to Administrative Agent) a Letter of Credit application signed by Borrowers, the form of which has been provided by Administrative Agent to Borrowers, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Letter of Credit shall be reasonably satisfactory to the Issuing Lender. Each Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by Borrowers to the Issuing Lender by facsimile transmission, telex or other electronic means followed by delivery of executed originals within five days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 3.1(A), and shall specify therein (i) the stated amount of the Letter of Credit requested, (ii) the effective date of issuance of such requested Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Letter of Credit is to expire, (iv) the entity for whose benefit the requested Letter of Credit is to be issued, which shall be a Borrower and (v) the aggregate amount of Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "ISSUANCE REQUEST" for purposes of this Agreement. Subject to the terms and conditions of Section 3.1(A) and provided that the applicable conditions set forth in Section 6.1 hereof have been satisfied, the Issuing Lender shall, on the requested date, issue a Letter of Credit on behalf of Borrowers in accordance with the Issuing Lender's usual and customary business practices. In addition, any amendment of an existing Letter of Credit shall be deemed to be an issuance of a new Letter of Credit and shall be subject to the requirements set forth above. The Issuing Lender shall give Administrative Agent prompt written notice of the issuance of any Letter of Credit.

     3.5 NATURE OF LENDERS' OBLIGATIONS. Subject to Section 3.3 (A), as between Borrowers and Lenders, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. Subject to Section 3.3 (A), in furtherance and not in limitation of the foregoing, Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuing Lender in order to draw upon such Letter of Credit (other than a failure to satisfy documentary conditions to drawing where payment of the Letter of Credit despite such failure would constitute gross negligence or willful misconduct of the Issuing Lender); (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile transmission, telex or otherwise; (v) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (vi) any consequences arising from causes beyond control of the Issuing Lender.

     3.6 COMPENSATION FOR LETTERS OF CREDIT. Borrowers shall pay to Administrative Agent (for the benefit of the Issuing Lender and the other Lenders) on the last Business Day of each calendar quarter, in arrears, a letter of credit fee at a rate per annum (the "LETTER OF CREDIT FEES") equal to the Applicable Margin for outstanding Letters of Credit. In addition, the Borrower shall pay to Administrative Agent (for the benefit of the Issuing Lender and the other Lenders) any other processing, issuance, amendment or other similar fees customarily charged in connection with Letters of Credit, together with the Issuing Lender's out-of-pocket costs of issuing and servicing letters of credit. All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.


4.   FEES AND PAYMENTS.

     4.1 FEES.

          (A) Commitment Fee. Borrowers agree, jointly and severally, to pay to Administrative Agent, to be allocated among Lenders in accordance with their Percentage, an aggregate non-refundable commitment fee for any undrawn or unutilized amounts equal to: (i) 0.25% per annum on the difference between the Loans outstanding and the Aggregate Revolving Credit Commitment (notwithstanding the Borrowing Base) if such Loans, in the aggregate, are greater than or equal to $30,000,000, (ii) 0.375% per annum on the difference between the Loans outstanding and the Aggregate Revolving Credit Commitment (notwithstanding the Borrowing Base) if such Loans, in the aggregate, are greater than $15,000,000 but less than $30,000,000; or
     (iii) 0.5% per annum on the difference between the Loans outstanding and the Aggregate Revolving Credit Commitment (notwithstanding the Borrowing
     Base) if such Loans, in the aggregate, are equal to or less than $15,000,000 (the "COMMITMENT FEE"). The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days, calculated on an accrual basis and paid quarterly in arrears on the last Business Day of each fiscal quarter. The undrawn amount of Letters of Credit issued shall count as utilization of the Facility for purposes of calculating the Commitment Fee.

          (B) Other Fees. Borrowers agree, jointly and severally, to pay to Administrative Agent such other Fees as Borrowers have agreed to pay in this Agreement or under any other fee agreement between Borrowers and Administrative Agent in connection herewith.

     4.2 MAKING OF PAYMENTS. All payments and prepayments of principal of, or interest on, the Notes shall be made by Borrowers to Administrative Agent in immediately available funds for the account of the holders of the Notes pro rata according to the respective unpaid amounts of principal or interest, as the case may be, owed to such holders. All such payments shall be made to Administrative Agent at its office in Chicago, not later than 12:30 p.m. Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by Administrative Agent on the next following Business Day. Administrative Agent shall, on the Business Day a payment is deemed to be received in collected funds by it, remit to each Lender or other holder of a Note its share of such payment.

     4.3 PAYMENT TERMS. All of the Indebtedness shall be paid to Administrative Agent in the currency in which it was borrowed at the address set forth in
Section 10.10. Subject to the remainder of this Section 4.3 and Section 8.7, the Indebtedness will be payable as follows:

               (i) accrued interest shall be payable in arrears on the applicable Interest Payment Date;

               (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement or the Ancillary Agreements; and

               (iii) the then outstanding principal balance of the Revolving Credit Facility shall be payable in full on the Revolving Credit Termination Date.

     4.4 PREPAYMENT; COMMITMENT REDUCTIONS.

          (A) Voluntary Prepayment. Except as otherwise set forth herein (including, but not limited to Section 2.10 hereof), Borrowers may prepay all or any portion of the Loans upon notice from Borrowers to Administrative Agent at least one (1) day before the date of prepayment, without penalty or premium, at any time and from time to time; provided, that, all prepayments of principal shall be in $100,000 increments and shall include (i) all interest accrued to the date of prepayment on the principal amount being prepaid and (ii) all costs associated with the breakfunding of any LIBOR Loan. After maturity (whether upon acceleration or otherwise) of any Indebtedness, accrued Interest on such Indebtedness shall be payable upon demand.

          (B) Mandatory Prepayment Events. Borrowers shall not permit (i) the aggregate principal amount of Loans outstanding under the Revolving Credit Facility at any time to exceed the Total Available Credit, (ii) the aggregate principal amount of the Letters of Credit outstanding at any time to exceed the Letter of Credit Sublimit or (iii) the aggregate principal amount of the Alternative Currency Advances outstanding at any time to exceed the Alternative Currency Sublimit. Such limits shall be tested every thirty (30) days and Borrowers agree to deliver a certificate certifying as to the amounts outstanding under each limit set forth above. In the event Borrowers have exceeded any of the foregoing limits, Borrowers agree, jointly and severally, to repay any excess to Administrative Agent within two (2) Business Days after being provided of notice by Administrative Agent of the occurrence thereof. No Lender shall be under an obligation to make Loans under the Revolving Credit Facility during the period that any such excess exists or would result from making a Loan. Any amount repaid under Section 4.2(B) may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Further, in the event any Borrower consummates an Asset Sale or a Capital Raising

     Transaction, such Borrower shall remit fifty percent (50%) of the consideration paid to such Borrower from such Asset Sale to Administrative Agent to repay the Loans.

          (C) Commitment Reductions. IRI may, on behalf of all Borrowers, permanently reduce the Aggregate Revolving Credit Commitments upon five (5) days advance written notice to Administrative Agent; provided, however, that (i) any permanent reduction of the Aggregate Revolving Credit Commitment shall be in increments of not less than $3,000,000 and Borrowers shall be responsible for all fees, costs and expenses associated with modifying or terminating any LIBOR Loans and any other reasonable fees, costs and expenses Lenders may incur resulting from such commitment reduction.

     4.5 LOCKBOX. Borrowers shall at all times maintain a lockbox arrangement with Administrative Agent for all Accounts, collections and other proceeds of Collateral (the "LOCKBOX") in Borrowers' name, the terms of which shall be set forth in the Lockbox Agreement attached hereto as EXHIBIT E (the "LOCKBOX AGREEMENT"), pursuant to which Borrowers and their respective Subsidiaries will cause all Account Debtors to send all remittances on Accounts to Administrative Agent.

     4.6 APPLICATION OF PAYMENTS AND COLLECTIONS. Subject to the rights of Borrowers to direct funds under Section 4.4(A), Borrowers irrevocably waive the right to direct the application of payments and collections received by Administrative Agent and/or any Lender from or on behalf of Borrowers, and Borrowers agree that Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Indebtedness in such manner as Administrative Agent may deem appropriate. To the extent that Borrowers make a payment or payments to Administrative Agent or Administrative Agent receives any payment or proceeds of the Collateral for Borrowers' benefit, which payment(s) or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or proceeds received, the Indebtedness intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Administrative Agent. Interest shall be payable out of the first collections received with respect to any proceeds of Collateral.

     4.7 RECORDS. All advances to Borrowers, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Administrative Agent in its internal data control systems showing the date, amount and reason for each such debit or credit.

     4.8 NON-FUNDING LENDERS. Unless Borrowers or a Lender, as the case may be, notify Administrative Agent prior to the date on which a Borrower is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan under the Revolving Credit Facility, or (ii) in the case of Borrowers, a payment of principal, interest or fees to Administrative Agent for the account of Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative

Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If Borrowers have not in fact made such payment to Administrative Agent, Lenders shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the federal funds rate for such day. If any Lender has not in fact made such payment to Administrative Agent (such a Lender herein called a "NON-FUNDING LENDER"), such Non-Funding Lender or Borrowers shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Non-Funding Lender, an amount equal to $200 plus the Federal Funds Rate for such day or (ii) in the case of payment by Borrowers, the interest rate applicable to the relevant Revolving Loan (it being understood and agreed that prior to making a request pursuant to this clause (ii) Administrative Agent will use its best efforts to request Lenders (other than a Non-Funding Lender) to reallocate such amount among Lenders (other than a Non-Funding Lender) subject to Section 2.1.

     4.9 HOLIDAYS. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding any expiration date if such expiration date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next Business Day (except with respect to Interest Periods), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1 GENERAL REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Administrative Agent and Lenders that:

          (A) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State or Territory set forth opposite its name on SCHEDULE B attached hereto, and its State-issued or Territory-issued organizational identification number is set forth opposite its name on such SCHEDULE B;

          (B) Such Borrower has not used, during the five (5) year period preceding the date of this Agreement, and on the date hereof, does not intend to use, any other corporate or fictitious name, other than as a result of merger, restructuring or reorganization;

          (C) Such Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

          (D) The execution, delivery and performance by such Borrower of this Agreement and the Ancillary Agreements shall not, by its execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any material and any applicable law, rule, regulation, judgment, order or decree applicable to such Borrower or its assets or constitute a material breach of any provision contained in such Borrower's charter or by-laws or contained in any material agreement, instrument, indenture or other document to which such Borrower is now a party or by which it or any of its property is bound;

          (E) Such Borrower's use of the proceeds of any advances made by each Lender hereunder are, and will continue to be, legal and proper corporate uses (duly authorized by its board of directors, in accordance with any applicable law, rule or regulation) and such uses are consistent with all material and applicable laws, rules and regulations, as in effect as of the date hereof;

          (F) Such Borrower has, and is current and in good standing with respect to, all material governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its business and its intended business and to own or lease and operate its properties as now owned or leased and operated by it;

          (G) None of such approvals, permits, inspections, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as such Borrower;

          (H) Such Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now able to pay its debts as they mature and such Borrower now owns property the fair saleable value of which is greater than the amount required to pay such Borrower's debts;

          (I) Except as disclosed in the Financials or on SCHEDULE 2, such Borrower has no Liabilities and has not guaranteed the obligations of any other Person (except for Permitted Debt);

          (J) (i) There are no strikes, work stoppages, labor disputes decertification petitions, union organizing efforts, grievances or other claims pending or, to such Borrower's knowledge, threatened in writing, between such Borrower and any of its employees, other than employee grievances or other claims arising in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect on each

     Borrower and (ii) to the best of such Borrower's knowledge, such Borrower has no obligation under any collective bargaining agreement or any employment agreement. To such Borrower's knowledge, there is no organizing activity pending or threatened in writing by any labor union or group of employees. There are no representation proceedings pending or threatened with the National Labor Relations Board or other applicable governmental authority, and no labor organization or group of employees has made a pending demand for recognition. There are no material complaints or charges pending or, to such Borrower's knowledge, threatened to be filed with any governmental authority or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by such Borrower of any individual or group of individuals which, if decided adversely to each Borrower, would have a Material Adverse Effect on such Borrower or as set forth on SCHEDULE 5;

          (K) Except as described in SCHEDULE 5, there are no actions, suits or proceedings at law or in equity or by or before court, arbitrator or any governmental instrumentality or other agency or regulatory authority now pending or, to such Borrower's knowledge, threatened against or affecting such Borrower or any of its subsidiaries or the businesses, assets or rights of such Borrower or any of its Subsidiaries (a) which involve this Agreement or any of the other Credit Documents or any of the transactions contemplated hereby and thereby, or (b) as to which, if adversely determined, could, individually or in the aggregate, have a Material Adverse Effect;

          (L) Such Borrower has good, indefeasible and merchantable title to and ownership of its Collateral, free and clear of all Liens, claims, security interests and other encumbrances, except those of Administrative Agent, Lenders and Permitted Liens. All real property owned by Borrowers is set forth on SCHEDULE 6 attached hereto (the "OWNED PROPERTY"). IRI holds fee simple title to the Owned Property, subject only to real estate taxes not delinquent or payable and to covenants, conditions, restrictions and easements of record, none of which would have a Material Adverse Effect.

          (M) Such Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity of any country, state, province, territory, region, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect which would have a Material Adverse Effect;

          (N) Such Borrower is not in default under any material indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it or any of its property is bound;

          (O) The Financials fairly present in all material respects the assets, liabilities and financial condition and results of operations of such Borrower and such other Persons on a consolidated basis as are described therein as of the stated dates; there are no omissions or other facts or circumstances which are or may be material and there (i) has been no material and adverse change in the assets, liabilities or financial or other condition of such Borrower or any such Person since the date of the Financials and (ii) exists no equity or long term investments in or outstanding advances to any Person not reflected in the Financials or disclosed on SCHEDULE 2;

          (P) Neither such Borrower nor any Subsidiary of such Borrower has received a notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder and, to the best of its knowledge, there exists no event described in
     Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) ("REPORTABLE EVENT");

          (Q) Such Borrower's execution and delivery of this Agreement and the Ancillary Agreements do not directly or indirectly violate or result in any violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively) and such Borrower does not own or intend to purchase or carry any "MARGIN SECURITY," as defined in such Regulations;

          (R) Except as set forth on SCHEDULE 7, as of the date of this Agreement such Borrower has no Subsidiaries and does not own an equity interest in any other Person;

          (S) Such Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any material amount of its Accounts or General Intangibles;

          (T) None of such Borrower's Collateral has been pledged or sold to any other Person or otherwise encumbered, except as permitted hereunder. Such Borrower is the owner of its Collateral free of all Liens and encumbrances except those of Administrative Agent and except for the Permitted Liens and no financing statement concerning the Collateral, except any filed on behalf of Administrative Agent and those relating to Permitted Liens;

          (U) To the best of such Borrower's knowledge, each property (including underlying ground water), operation and facility that such Borrower operates or controls is in compliance with all statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to them, including Environmental Laws, the noncompliance with which is reasonably likely to have a Material Adverse Effect;

          (V) A true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by such Borrower or which name such Borrower as an insured (or loss payee) are set forth on SCHEDULE 8, including, but not limited to, property and casualty insurance, Directors' and Officers' insurance and key-man insurance. All such insurance policies are in full force and effect and such Borrower has not received notice of cancellation of any such insurance policies (other than routinely delivered in renewal notices on invoices);

          (W) All U.S. registered copyrights, patents, service marks and trademarks of each Borrower are listed on SCHEDULE 9 attached hereto. Such Borrower possesses adequate intellectual property to conduct its business as it is currently being conducted;

          (X) Such Borrower and each of its Subsidiaries have filed or caused to be filed all Federal, foreign, state and local tax returns which are required to be filed by it, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which such Borrower or its Subsidiary are contesting in good faith by appropriate proceedings, and with respect to which Borrowers shall have set aside on its books adequate reserves; and

          (Y) All factual information furnished by or on behalf of such Borrower to Administrative Agent and the other Lenders for purposes of or in connection with the Revolving Credit Facility is, and all other such factual information hereafter furnished by or on behalf of such Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not materially incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

     5.2 AUTOMATIC WARRANTY AND REPRESENTATION AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for a Loan made by Borrowers pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrowers to Administrative Agent and each Lender that there does not then exist an Event of Default and (ii) a reaffirmation as of the date of such request of all of the warranties and representations of each Borrower contained in this Agreement and in the Ancillary Agreements.

     5.3 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Each Borrower covenants, warrants and represents to Administrative Agent and each Lender that all representations and warranties of such Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of such Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance by the parties and the closing of the transactions described in this Agreement. Each Borrower and Administrative Agent and each Lender expressly agree that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or in any of the Ancillary Agreements shall be deemed material.

6.   CONDITIONS TO LOANS.

     6.1 GENERAL CONDITIONS APPLICABLE TO ALL ADVANCES. At the time of (1) the Closing and (2) of each advance under the Revolving Credit Facility after the
Closing:

          (A) Each of the representations and warranties set forth in Section 5 with respect to each Borrower shall be true and correct in all material respects at the time of such Loan;

          (B) Each Borrower shall be in material compliance with all of the terms and conditions of this Agreement and the Ancillary Agreements, each Borrower shall have received all third party approvals necessary and no Event of Default shall have occurred and be continuing at the time of such Loan;

          (C) No event shall have occurred, with respect to any Borrower, resulting in a Material Adverse Effect on such Borrower in Borrowers collective ability to pay the Loans since the date of this Agreement or since the Closing, as applicable;

          (D) There shall have been no material change in the marketability and ownership of the Collateral. The Collateral shall be and remain free from any security interest, Lien or encumbrance except the Permitted Liens, and no financing statement concerning the Collateral, excepting any filed on behalf of Administrative Agent and those listed on SCHEDULE 4 or evidencing a Permitted Lien, is on file in any public office;

          (E) After giving effect to the requested advance, the aggregate principal amount of all Loans outstanding under the Revolving Credit Facility shall not exceed the then current Total Available Credit;

          (F) A Notice of Borrowing duly executed by each Borrower, in the form of EXHIBIT H attached hereto; and

          (G) A Borrowing Base Certificate duly executed by each Borrower in the form of EXHIBIT I attached hereto.

     6.2 CONDITIONS TO INITIAL ADVANCE. In addition to all the conditions set forth in Section 6.1 having been satisfied, on or prior to the date of the disbursement of the initial Loans (hereinafter called the "Closing"), the obligations of each Lender to make the initial Loans hereunder is subject to the following conditions precedent:

     (A) Administrative Agent shall have successfully located additional Lenders to become Participant(s) in the Revolving Credit Facility in an aggregate amount of not less than $15,000,000.

     (B) Administrative Agent shall have delivered or caused to be delivered to Borrowers the following:

          (i) This Agreement, duly executed by each Lender;

          (ii) The Security Agreement, duly executed by each Lender; and

          (iii) Letters of Credit on behalf of Borrowers in favor of the Letter of Credit

     Beneficiaries in the aggregate amount of $3,846,970.25 (the "INITIAL LETTERS OF CREDIT") for the purpose of replacing the letters of credit issued by Harris Bank in favor of the Letter of Credit Beneficiaries (the "HARRIS LETTERS OF Credit") outstanding under that certain Credit Agreement dated as of October 31, 1997, as amended (the "HARRIS CREDIT FACILITY").

     (C) Borrowers shall have delivered or caused to be delivered to each Lender, including Administrative Agent, each in form and substance satisfactory to Administrative Agent, the following:

          (i) This Agreement, duly executed by each Borrower;

          (ii) The Notes, which shall be duly executed by Borrowers collectively in favor of each Lender, the forms of which are attached hereto as EXHIBITS A-1 AND A-2;

          (iii) The Security Agreement, duly executed by each Borrower, together with all UCC financing statements and other instruments as may be necessary to grant Lenders a first priority security interest in: (i) all the capital stock held by IRI in each Borrower and (ii) all the assets of each Borrower, the form of which is attached hereto as EXHIBIT B;

          (iv) The Foreign Subsidiary Pledge Agreement, duly executed by IRI, pledging 66% of the outstanding stock of the wholly owned Foreign IRI Subsidiaries, the form of which is attached hereto as EXHIBIT C;

          (v) The U.S. Subsidiary Pledge Agreement, duly executed by IRI, pledging all of the outstanding stock of its wholly owned Direct U.S. Subsidiaries, the form of which is attached hereto as EXHIBIT D;

          (vi) The Lockbox Agreement, duly executed by Borrowers the form of which is attached hereto as EXHIBIT E;

          (vii) Certified (as of the date of the Closing) copies of resolutions of each Borrower authorizing the execution, delivery and performance of this Agreement, the Notes, and each other document to be delivered pursuant hereto;

          (viii) A certificate (dated the date of the Closing) of each Borrower's corporate secretary as to the incumbency and signatures of the officers of such Borrower signing this Agreement, the Notes, and each other document to be delivered by such Borrower pursuant to this Agreement;

          (ix) A copy of each Borrower's charter and by-laws, as each may have been amended, together with a certificate (dated the date of the Closing) of such Borrower's corporate secretary, as applicable, to the effect that such charter and by-laws have not been amended since the date of the most recent amendment certified therein;

          (x) For each Borrower, certificates, as of the most recent dates practicable, of the Secretary of State of such Borrower's state of organization and the Secretary of State of each state in which each Borrower is qualified as a foreign corporation as to the good standing of such Borrower;

          (xi) Pay-off letters from Harris Trust and Savings Bank and the other lenders participating in the Harris Credit Facility (the "SENIOR LIENHOLDERS") indicating the amount necessary to retire the existing indebtedness of Borrowers to the Senior Lienholders and evidence, satisfactory to Administrative Agent, of the release of any and all Collateral in which the Senior Lienholders have a security interest and such other documents as may be required, excluding the Harris Letters of Credit;

          (xii) An opinion of U.S. counsel to Borrowers (except for IRI Puerto Rico, Inc.) in substantially the form of EXHIBIT F attached hereto;

          (xiii) Third party consents from those Persons Administrative Agent deems necessary;

          (xiv) A certified copy of each policy of insurance, or, in lieu thereof, certificates of such policies of insurance satisfactory to Administrative Agent, and evidence of payment of all premiums therefor, which shall contain a loss payable endorsement in the form of EXHIBIT H attached hereto;

          (xv) A solvency certificate certified by IRI's chief financial officer in the form of EXHIBIT K attached hereto;

          (xvi) A Master Letter of Credit Agreement duly executed by Borrowers, the form of which is attached hereto as EXHIBIT L and acceptable Issuance Requests to cover the Harris Letters of Credit;

          (xvii) Payment of all Fees;

          (xviii) An "authorization to pay proceeds" letter executed by each Borrower in a form acceptable to Administrative Agent;

          (xix) A memorandum of understanding (the "MEMORANDUM OF
     UNDERSTANDING") duly executed by Borrowers and Administrative Agent identifying certain post-Closing matters that will be satisfied by the date set forth therein, the form of which is attached hereto as EXHIBIT M; and

          (xxi) Lenders shall have received all further documents, notifications and other assurances reasonably required by Lenders to evidence and secure the Revolving Credit Facility.

7.   COVENANTS AND CONTINUING AGREEMENTS.

     7.1 FINANCIAL COVENANTS. From the date of this Agreement until the Revolving Credit Termination Date:

          (A) Minimum Cash Flow Coverage Ratio. Borrowers shall maintain a minimum Cash Flow Coverage Ratio at such times in accordance with the table below:

              QUARTER ENDED                         RATIO
              -------------                         -----
                30-Jun-02                           1.03x
                30-Sep-02                           1.04x
                31-Dec-02                           1.05x
                31-Mar-03                           1.07x
                30-Jun-03                           1.08x
                30-Sep-03                           1.09x
                31-Dec-03                           1.10x
                31-Mar-04                           1.12x
                30-Jun-04                           1.13x
                30-Sep-04                           1.14x
                31-Dec-04                           1.15x
                31-Mar-05                           1.15x
                30-Jun-05                           1.15x

          (B) Maximum Leverage Ratio. So long as any Revolving Credit Commitment remains outstanding, Borrowers shall maintain a maximum Leverage Ratio of not more than 1.75x. The Leverage Ratio shall be tested on a date that is the last day of each fiscal quarter and shall be based on the previous twelve (12) months prior to such date.

          (C) MINIMUM TANGIBLE NET WORTH. BORROWERS AND EACH OF THEIR SUBSIDIARIES SHALL COLLECTIVELY MAINTAIN A MINIMUM TANGIBLE NET WORTH OF NOT LESS THAN OF 90% OF THE TOTAL NET ASSETS AS REPORTED IN IRI'S FORM 10-K FILED WITH THE SEC FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 PLUS 100% OF CUMULATIVE POSITIVE NET INCOME (EXCLUDING (I) ANY ADJUSTMENT WITH RESPECT TO THE ADOPTION OF FAS 144 RELATING TO ASSET IMPAIRMENT AT THE GERMAN AND NETHERLANDS SUBSIDIARIES FOR THE DATA PROCUREMENT ASSETS CAPPED AT $14,000,000 AND ONLY FOR FISCAL YEAR 2002 AND (II) ANY ADJUSTMENT MADE WITH RESPECT TO THE ADOPTION OF FAS 142 RELATING TO THE WRITE DOWN OF GOODWILL). THE TANGIBLE NET WORTH SHALL BE TESTED ON A DATE THAT IS THE LAST DAY OF EACH FISCAL QUARTER.

          (D) Maximum Capital Expenditures. Collectively with the other Borrowers, make Capital Expenditures in an amount not greater than (i) $26,000,000 in fiscal year 2002, (ii) $33,000,000 in fiscal year 2003, and
     (iii) $34,000,000 in fiscal year 2004. Borrowers shall be permitted to carry forward for one year only any unspent Capital

     Expenditures, which amount shall be not more than $2,000,000.

     7.2 AFFIRMATIVE COVENANTS. Each Borrower covenants, unless at any time the Required Lenders shall otherwise expressly consent in writing, it shall:

          (A) Fees and Costs. Pay to Administrative Agent on demand, any and all reasonable fees, costs or expenses which Administrative Agent or any Lender incurs arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent of proceeds of Loans made to Borrowers pursuant to this Agreement and (ii) the depositing for collection by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of the Indebtedness;

          (B) Insurance. At its sole cost and expense, keep and maintain and cause each Subsidiary to keep and maintain the Collateral, its other assets and its business insured in such amounts and against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks (including business interruption) as is ordinarily insured against by other owners or users of such properties in similar businesses and notify Administrative Agent promptly of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

          (C) Financial Reports and Projections. Keep books of account and prepare financial statements and furnish to Administrative Agent and each Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials, unless Borrowers' independent certified public accountants concur in any changes therein and such changes are disclosed to Administrative Agent and are consistent with GAAP as then in effect):

               (i) as soon as available, but not later than ninety (90) days after the close of each fiscal year of Borrowers, (a) financial statements of Borrowers and Subsidiaries prepared on a consolidated basis (including a balance sheet, statement of income and retained earnings and cash flow, all with supporting footnotes) as at the end of such year and for the year then ended, all in reasonable detail as requested by Administrative Agent and audited by a firm of independent certified public accountants of nationally recognized standing selected by Borrowers, together with an unqualified opinion thereon from such certified public accountants, and (b) internally prepared financial statements of Borrowers and Subsidiaries prepared on a consolidating basis by business line;

               (ii) as soon as available, but no later than forty-five (45) days after the end of each fiscal quarter of Borrowers, a Financial Condition and Compliance Certificate (a "COMPLIANCE CERTIFICATE") in the form of EXHIBIT G attached hereto for such period and such financial statements, to the extent available, as described in clause
          (i) of this Section 7.2(C) with respect to such quarter;

               (iii) as soon as available, but no later than thirty (30) days after the end of each month of each fiscal year of Borrowers on a consolidated basis, internally prepared consolidated financial statements of Borrowers and Subsidiaries (including a balance sheet, statement of income and retained earnings and cash flow) as at the end of and for the portion of Borrowers' fiscal year then elapsed, all in reasonable detail as requested by Administrative Agent and certified by Borrowers' principal financial officer as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrowers and Subsidiaries for such period (subject to normal year-end audit adjustments and omission of footnotes);

               (iv) such other data and information (financial and other) as Administrative Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrowers' or any Affiliate's financial condition or results of its operations, or the financial condition of any Person who is a guarantor of any of the Indebtedness;

               (v) within three (3) Business Days after the last day of each week, Borrowers shall furnish to Administrative Agent a properly completed and executed certificate ("BORROWING BASE CERTIFICATE"), the form of which is attached hereto as EXHIBIT J, setting forth a calculation of the Borrowing Base as at the last day of such week; and

               (vi) within fifteen (15) Business Days after the last day of each month of each fiscal year of Borrowers, an Accounts Report; provided, however, that in the event loans outstanding under the Revolving Credit Facility are less than $5,000,000 (excluding Letters of Credit and the Harris Letter of Credit), Borrowers shall not be required to provide the information set forth in (ii) of the definition of "ACCOUNTS REPORT."

               (vii) not later than January 30 of any year, financial projections and a budget for the year in which such projections and budget have been delivered.

          (D) SEC Reports. Furnish to Administrative Agent for distribution to each Lender:

               (i) within 90 days after the end of each fiscal year, IRI's Form 10-K as filed with the SEC, including all financial reports attached thereto (to extent not provided under Section 7.2(C) hereof);

               (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, IRI's quarterly report on Form 10-Q as filed with the SEC, including all financial reports attached thereto (to extent not provided under Section 7.2(C) hereof);

               (iii) promptly after the same become publicly available, copies of all reports on Form 8-K filed by it with the SEC, or any governmental authority succeeding to any of or all the functions of the SEC, or copies of all reports distributed to its shareholders, as the case may be; and

               (iv) such other public filings as may be deemed material to Borrowers as a whole.

          (E) Litigation and Other Events. Notify Administrative Agent and each Lender, promptly upon such Borrower's learning of: (i) the institution or threat of any litigation, suit, action, inquiry, investigation or administrative proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on, the financial condition or business of such Borrower or any Affiliate or which could reasonably be expected to have a Material Adverse Effect on Administrative Agent's security interest in the Collateral; (ii) the occurrence of an Event of Default; (iii) any Borrowers use of any other corporate or fictitious name other than as currently used; (iv) any Borrowers formation of any Subsidiary; or (v) any Borrowers obtaining any copyrights, patents, trademarks and similar intellectual property;

          (F) Bank Accounts; Compensating Balances. In order to facilitate Lenders' maintenance and monitoring of its security interest in the Collateral, Borrowers shall maintain all of their primary bank accounts and their respective primary banking relationships with Administrative Agent. Without affecting such obligation to maintain such balances, if such Borrower fails to maintain such balances, then on the last day of such calendar quarter of each year such Borrower shall pay to Administrative Agent in arrears, immediately upon demand, a reasonable fee, based on the products and services procured by Borrowers from Administrative Agent, in lieu of balances, as determined by Administrative Agent which may be charged at Administrative Agent's option to any bank account of any Borrower with Administrative Agent. Neither the maintenance of balances nor payment of any fees shall obligate Administrative Agent or any Lender to make any advances under the Revolving Credit Facility. Any balances in bank accounts and fees shall compensate, and be deemed to compensate, Administrative Agent for the cost incurred by Administrative Agent in being prepared to respond to requests for credit under such facility and for costs incurred by Administrative Agent in processing and servicing such accounts;

          (G) Reserve Costs. Upon demand by Administrative Agent or by any Lender, reimburse Administrative Agent or such Lender for any reasonable additional costs incurred by Administrative Agent or such Lender if at any time after the date of this Agreement any law, regulation, treaty or any change in any law, regulation, treaty or the interpretation thereof by any governmental agency, central bank or other fiscal, monetary or other authority having jurisdiction of Administrative Agent or such Lender shall impose, modify or deem applicable any reserve (except reserve requirements taken into account by Administrative Agent or such Lender in calculating the Interest Rate) and/or special deposit requirement against Administrative Agent or such Lender or impose any other condition with respect to the loans or other financial accommodations the result of which is to increase the cost to Administrative Agent or such Lender in making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Administrative Agent or such Lender with respect to the Indebtedness. Borrowers' reimbursement obligation shall apply only to those costs which directly result from the imposition of such requirement and shall begin as of the date of any such change in law, treaty, rule or regulation. Notwithstanding the preceding, such Borrower shall not be required to pay any such additional costs which could be avoided by Administrative Agent or such Lender with the exercise of reasonable conduct and diligence;

          (H) Existence and Status. Maintain and preserve and cause each Subsidiary to maintain and preserve its existence as a limited partnership, limited liability company or corporation, as applicable, in its state of formation and all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time. Such Borrower shall not take any action or suffer any action to be taken by others and will not permit any Subsidiary to take any action or suffer any action which will alter, change or destroy its status as a limited partnership, limited liability company or corporation;

          (I) Use of Proceeds. Use proceeds of the Loans to refinance certain existing debt and to finance working capital of Borrowers and their Subsidiaries;

          (J) Maintaining Records: Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Administrative Agent may reasonably request, permit any authorized representative designated by the Lender to visit and inspect the properties and financial records of Borrowers and any of its Subsidiaries and to make extracts from such financial records at Borrowers' expense, and permit any authorized representative designated by Administrative Agent to discuss the affairs, finances and condition of Borrowers and any of its Subsidiaries with such Borrower's or such Subsidiary's chief financial officer and such other officers as such Borrower shall deem appropriate, and such Borrower's independent public accountants;

          (K) Environmental Covenant. (a) Use and operate and cause each Subsidiary to use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous substances and waste in material compliance with all applicable Environmental Laws; (b) immediately notify Administrative Agent and each Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its or any Subsidiary's facilities and properties or compliance with Environmental Laws, and shall (i) promptly cure and have dismissed with prejudice to the satisfaction of Administrative Agent any actions and proceedings relating to compliance with Environmental Laws or
     (ii) contest
     any such actions or proceedings in good faith by appropriate proceedings and establish adequate reserves therefor; and (c) provide such information and certifications which Administrative Agent may reasonably request from time to time to evidence compliance with this subsection;

          (L) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof, provided, however, that Borrowers shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrowers shall have set aside on its books adequate reserves with respect thereto;

          (M) Mortgages. Execute a mortgage in a form acceptable to Administrative Agent in favor of Administrative Agent and the other Lenders in the event a Borrower acquires any real property that is valued, in the aggregate of more than $1,000,000; and

          (N) Tracking System. Develop and implement a tracking system reasonably acceptable to Required Lenders to track Eligible Unbilled Receivables within one-hundred twenty (120) days from the date hereof.

     7.3 NEGATIVE COVENANTS. Each Borrower covenants that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it shall not:

          (A) Mergers, Acquisitions and Dispositions. (i) Liquidate, dissolve or merge or consolidate with or acquire any Person other than an acquisition that is a Permitted Acquisition, (ii) permit any Subsidiary to liquidate, dissolve or merge or consolidate with or acquire any Person other than an acquisition that is a Permitted Acquisition, (iii) lose control (as such term is defined in the definition of "AFFILIATE") of any Subsidiary, except that any Borrower may merge or consolidate with any other Borrower and any Borrower or (iv) sell, dispose of, or otherwise transfer any capital stock or asset owned by a Borrower other than a Permitted Sale;

          (B) Investments. (i) Make any investment in the securities of any Person other than to a Subsidiary as permitted under Section 7.2(I); provided, however, that Borrowers may make a Permitted Acquisition subject to the terms contained herein, or (ii) use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any margin stock (such Borrower will furnish to Administrative Agent upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board). Notwithstanding the foregoing, Borrowers may make capital contributions, whether in the form of cash or otherwise, in any non wholly owned Subsidiary up to a maximum aggregate amount of $3,000,000 per annum;

          (C) Loans. Except as set forth on SCHEDULE 10, make any loans or other advances of money (other than salary) to any other Borrower, or any Affiliate, officers, directors, employees or agents of Affiliates or such Borrower or to any other Person in excess of $100,000, except for (i) such loans or advances to employees in the ordinary course of business consistent with past practice, and (ii) inter-company loans among Borrowers or their Subsidiaries, which loans shall not exceed $2,700,000 in the aggregate during the Revolving Credit Term without Administrative Agent's express written consent and shall be subordinated to the Indebtedness;

          (D) Foreign Deposits. Deposit funds with financial institutions outside the United States in excess of $10,000,000 U.S. Dollars per account or $10,000,000 U.S. Dollars in the aggregate, excluding any funds deposited with ABN AMRO or an affiliate of ABN AMRO;

          (E) Capital Structure and Business. Make any material change in such Borrower's capital structure or in any of its business objectives, purposes and operations or permit any Subsidiary to make any material change in such Subsidiary's capital structure or in any of its business objectives, purposes and operations;

          (F) Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate or partner, shareholder, director or officer of such Borrower or an Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are fully disclosed to Administrative Agent and are no less favorable to such Borrower than could be obtained in a comparable arm's length transaction with a Person not an Affiliate or partner, shareholder, director or officer of such Borrower or an Affiliate;

          (G) Adverse Transactions. (i) Enter or permit any Subsidiary to enter into any transaction which materially and adversely affects the Collateral or such Borrower's ability to repay the Indebtedness to Administrative Agent or any Lender or (ii) permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, except in accordance with such Borrower's current credit collection policy as disclosed to Administrative Agent and each Lender;

          (H) Guarantees. Except as set forth on SCHEDULE 11, guaranty or otherwise, in any way, become liable or permit any Subsidiary to become liable with respect to the obligations or liabilities of any other Person, except as provided herein and in the Credit Documents, by endorsement of instruments or items of payment for deposit to the general account of such Borrower or for delivery to Administrative Agent on account of the Indebtedness, except Borrowers may guaranty an additional $2,000,000;

          (I) Other Liens; Transfer of Assets. Except for Permitted Liens and as



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

     otherwise expressly permitted in this Agreement or in the Ancillary Agreements, pledge, mortgage, grant a security interest in or permit to exist a Lien on, encumber, assign, sell, lease, license or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of such Borrower's assets or permit any Subsidiary to pledge, mortgage, grant a security interest in or permit to exist a Lien on, encumber, assign, sell or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of such Subsidiary's assets;

          (J) Other Indebtedness. Incur or permit any Subsidiary to incur any Liabilities, including Subordinated Debt, other than Permitted Debt;

          (K) Organic Documents. Amend or otherwise modify or permit any Subsidiary to amend or otherwise modify any material term of its certificate of limited partnership or agreement of limited partnership or charter and by-laws or other organic document, as applicable, in effect on the date hereof or on the date of its later formation except for amendments, modifications or waivers that are not adverse in any way to Administrative Agent or Lenders;

          (L) Restriction on Redemptions. Directly or indirectly purchase, redeem or otherwise acquire or retire any interest of any shareholder of such Borrower or any of such Borrower's common stock, except that a Borrower may repurchase portions of its common stock so long as (i) at the time of, and after giving effect to, any such repurchase, no Event of Default exists, (ii) such repurchases are made only in connection with such Borrower's existing employee stock purchase program, and (iii) total expenditure by Borrowers, in the aggregate, for all such repurchases, net of amounts received by Borrowers in respect of sales by Borrowers of its common stock under its existing employee stock purchase program, shall not exceed $2,000,000;

          (M) Dividend Distributions and Fees. (a) Make or declare any partial or full dividend or distribution to any shareholder, or (b) pay any management fees in excess of $100,000 and

          (N) Capital Raising Transactions. Consummate any Capital Raising Transaction without thirty (30) days advance written notice to Administrative Agent, each of which shall be subject to Section 4.4(B).

     7.4 CONTESTING CHARGES. Notwithstanding anything to the contrary in this Agreement, a Borrower may dispute any Charges without prior payment thereof, so long as such non-payment will not cause a Lien except a Permitted Lien to attach to such Borrower's assets, and provided that such Borrower shall give Administrative Agent and each Lender prompt notice of such dispute and shall be diligently contesting the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral and provided further that, if such disputed Charges are potentially or actually in excess of $500,000 in the aggregate, such Borrower shall give Administrative Agents and each Lender such additional collateral and assurances as Administrative Agent and such Lender, in their reasonable discretion, deem necessary under the circumstances, immediately upon demand by Administrative Agent and such Lender.

     7.5 PAYMENT OF CHARGES. Subject to the provisions of Section 7.4, a Borrower shall pay promptly when due all of the Charges. In the event such Borrower, at any time or times, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, such Borrower shall promptly so notify Administrative Agent and each Lender and Administrative Agent and such Lender may, without waiving or releasing any obligation or liability of such Borrower under this Agreement or any Event of Default, in its sole discretion, at any subsequent time or times, make such payment or any part thereof (but shall not be obligated so to do), or obtain such satisfaction and take any other action which Administrative Agent or such Lender deems advisable. All sums so paid by Administrative Agent or any Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other related charges, shall be payable by such Borrower to Administrative Agent or such Lender upon demand and shall be additional Indebtedness.

     7.6 INSURANCE; PAYMENT OF PREMIUMS. All policies of insurance on the Collateral or otherwise required under this Agreement shall be in form and amount satisfactory to Administrative Agent and with insurers reasonably recognized as adequate by Administrative Agent. Borrowers shall give Administrative Agent written notice within two (2) days after a Borrower's policy will be materially altered or canceled. Borrowers shall further deliver any renewals of such policies to Administrative Agent at least thirty (30) days prior to their expiration dates. Each Borrower hereby directs all insurers under such policies to pay all proceeds directly to Administrative Agent after the occurrence and during the continuation of an Event of Default. Each Borrower irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent) as such Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies (provided that Administrative Agent shall consult with such Borrower prior to finally making, settling or adjusting claims under such policies and provided further that no Borrower shall have any liability to Administrative Agent or any Lender in the event that Administrative Agent is deemed to be a liable lender for taking or omitting to take any such actions), endorsing the name of such Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If such Borrower shall fail to obtain or maintain any of the policies required by this Section 7.6 or to pay any premium relating thereto, then Administrative Agent or any Lender, without waiving or releasing any obligation or Event of Default by such Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action which Administrative Agent or such Lender deems advisable. All sums so disbursed by Administrative Agent or any Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrowers to Administrative Agent or such Lender upon demand and shall be additional Indebtedness.

     7.7 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise expressly provided for in this Agreement and the other Credit Documents, no



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

termination or cancellation (regardless of cause or procedure) of this Agreement or any other Loan Document shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrowers or Administrative Agent or any Lender in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral, or
(iii) any of the undertakings, agreements, covenants, warranties and representations of Borrowers or Administrative Agent or any Lender contained in the Credit Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.


8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

     8.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

          (A) Any Borrower fails to pay, within two (2) Business Days after the same shall be due and payable or be declared due and payable, any part of the Indebtedness; or

          (B) Borrowers or any Subsidiary or any guarantor of the Indebtedness fails or neglects to perform, keep or observe (i) any term, provision, condition or covenant contained in Section 7 of this Agreement and such failure continues unremedied for a period of ten (10) days or (ii) any other term, provision, condition or covenant contained in this Agreement or any other Credit Document, which is required to be performed, kept or observed by a Borrower or such Subsidiary or guarantor and such failure continues unremedied for a period of ten (10) days; or

          (C) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by a Borrower, any of its officers, employees or agents, to Administrative Agent or any Lender is not true and correct in any material respect on the date it was made or delivered or deemed re-made; or

          (D) Any Borrower or any of its Subsidiaries is in default in the payment of Indebtedness for Borrowed Money (other than the Indebtedness) in the aggregate in excess of $500,000 beyond any applicable cure period, excluding any reasonably disputed amounts; or

          (E) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral in excess of $500,000 and such Collateral is not replaced with Collateral with equal or greater value within thirty (30) days; or

          (F) Collateral or any of Borrowers' other assets or any assets of any Subsidiary valued in the aggregate at $500,000 are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within ten (10) days; or an application is made by any Person for the appointment of a receiver,




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

     trustee, or custodian for any of the Collateral or any of Borrowers' other assets or any assets of any Subsidiary valued in the aggregate at $500,000 and the same is not dismissed within sixty (60) days after such application; or

          (G) An application is made by a Borrower for the appointment of a receiver, trustee or custodian for any of the Collateral or any of such Borrower's other assets valued in the aggregate at $500,000; or an application is made by any Subsidiary or any guarantor of the Liabilities, for the appointment of a receiver, trustee or custodian for any of such Subsidiary's or such guarantor's assets; or any case or proceeding is filed by or against a Borrower, any Subsidiary or any such guarantor for its dissolution, liquidation, or termination; or a Borrower or any Subsidiary ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

          (H) A notice of Lien, levy or assessment is filed of record with respect to all or any substantial portion of a Borrower's assets or any Subsidiary's assets by the United States, or any department, agency or instrumentality, or by any state, county, municipal or other governmental agency including the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a Lien or encumbrance upon the Collateral or any of a Borrower's other assets or upon any Subsidiary's assets having a value equal to or greater than $500,000 and such Lien or encumbrance is not released within sixty (60) days after its creation; or

          (I) Judgment(s) is or are rendered against a Borrower or any Subsidiary in the aggregate in excess of $500,000 and such Person fails to either discharge the judgment or commence appropriate proceedings to appeal such judgment(s) within the applicable appeal period or, after such appeal is filed, such Person fails to diligently prosecute such appeal or such appeal is denied; or

          (J) A petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed by or against a Borrower, any Subsidiary or any guarantor of the Liabilities with assets affecting the Borrowing Base in an amount equal to or greater than $500,000, and, if filed against a Borrower, any Subsidiary or any such guarantor, is not dismissed within sixty (60) days after filing; or a Borrower, any Subsidiary or any such guarantor makes an assignment for the benefit of its creditors; or a Borrower or any Subsidiary becomes insolvent, fails generally to pay its debts as they become due or admits its inability to pay its debts as they become due; or

          (K) A Borrower fails to furnish Administrative Agent and each Lender with appropriate notice within thirty (30) days after the occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of the chief financial officer of a Borrower setting forth details as to such Reportable Event and the action which such Borrower or the applicable Subsidiary proposes to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit


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

     Guaranty Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or

          (L) A Borrower fails to: (i) notify Administrative Agent and each Lender promptly upon receipt by such Borrower or any Subsidiary of any notice of the institution of any proceeding or other actions which may result in the termination of any profit sharing or pension plan and a Liability to a Borrower equal to or greater than $500,000; or (ii) acquire and maintain or cause any Subsidiary to acquire and maintain, when available, the contingent employer liability coverage insurance provided for under Section 4023 of ERISA in an amount satisfactory to the Required Lenders; or

          (M) This Agreement or any other Loan Document shall be repudiated or become unenforceable or incapable of performance, in whole or in part; or

          (N) Any Person(s) presently not in control of a Borrower shall obtain control directly or indirectly of such Borrower; or

          (O) Borrowers fail to (i) to complete any item enumerated in the Memorandum of Understanding within the time period prescribed therein for such item or (ii) materially perform or observe any other term, provision, condition or covenant contained therein.

     8.2 EFFECT OF EVENT OF DEFAULT. If (a) any Event of Default described in
Section 8.1(J) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Notes shall become immediately due and payable, all without presentment, demand, protest or notice of any kind, or any action by Administrative Agent or any of Lenders; and (b) any other Event of Default shall occur (other than an Event of Default described in Section 8.1(J)), Administrative Agent may (and upon written request of the Required Lenders, shall) declare the Commitments (if they have not theretofore terminated) to be terminated and all Notes to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Notes shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. Administrative Agent shall promptly advise Borrowers and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration.

     8.3 REMEDIES. Upon and after the occurrence of an Event of Default, Administrative Agent shall have all of the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the greatest extent permitted by law, and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

          (B) The right to (i) peacefully enter upon the premises of each Borrower or any other place or places where the Collateral is located and kept, without any obligation to pay rent to such Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving such Borrower notice and opportunity for a hearing on the validity of Administrative Agent's and each Lender's claim, and remove the Collateral from such premises and places, for such time as Administrative Agent and each Lender may require to collect or liquidate the Collateral, and/or (ii) require each Borrower to assemble and deliver the Collateral to Administrative Agent at a place to be designated by Administrative Agent;

          (C) The right to (i) open each Borrower's mail and collect any and all amounts due from Account Debtors, (ii) notify Account Debtors that the Accounts have been assigned to Administrative Agent and that Administrative Agent has a security interest therein and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, directly to Administrative Agent in accordance with the Lockbox Agreement. Administrative Agent shall promptly furnish each Borrower with a copy of any such notice sent and each Borrower hereby agrees that any such notice in Administrative Agent's sole discretion, may be sent on Administrative Agent's stationery, in which event, each Borrower shall, upon demand, co-sign such notice with Administrative Agent; and

          (D) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 8.4, in lots or in bulk, for cash or on credit, all as Administrative Agent, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Administrative Agent shall have the right to conduct such sales on each Borrower's premises or elsewhere and shall have the right to use each Borrower's premises without charge by Borrowers or their Affiliates for such sales for such time or times as Administrative Agent may see fit, subject to the rights of any landlord to such premises. In connection with any such sale or sales, Administrative Agent is granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Administrative Agent's benefit but Administrative Agent shall have no obligations thereunder. Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Indebtedness. The proceeds realized from the sale of any Collateral shall be applied as set forth in
     Section 8.7. If any deficiency shall arise, Borrowers shall remain liable to Administrative Agent and each Lender for the amount of such deficiency.

     8.4 NOTICE. Each Borrower agrees that any notice required to be given by Administrative Agent or any Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Administrative Agent or such Lender, which is personally delivered to such Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to such Borrower at the address set forth in Section 10.10, at least ten (10) days prior to any such public sale, lease or other disposition or other action being taken, or prior to the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice to such Borrower.

     8.5 DEFAULT INTEREST RATE. To compensate Administrative Agent and each Lender for additional unreimbursed costs resulting from the occurrence of an Event of Default, including acts associated with the uncertainty of future funding and additional supervisory and administrative efforts, upon the occurrence of and during the continuance of an Event of Default, the Indebtedness shall continue to bear interest, calculated daily on the basis of a 360-day year, at the Default Rate until the Event of Default is cured or if the Event of Default is not cured, until the Indebtedness is repaid in full, provided, however, that in no contingency or event whatsoever shall the rate or amount of interest paid by Borrowers under this Agreement or any of the Ancillary Agreements exceed the maximum amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable. In the event that such a court determines that Administrative Agent or any Lender has received interest under this Agreement or under any Ancillary Agreement in excess of the maximum amount permitted by such law, such Lender shall promptly refund such excess interest to Borrowers and the provisions of this Agreement shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrowers which are, or to be may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the term of all such indebtedness until the indebtedness is paid in full.

     8.6 PRESERVATION OF RIGHTS. No delay or omission of Administrative Agent or any Lender to exercise any right under this Agreement or any Ancillary Agreement shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or the inability of Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement or any Ancillary Agreement whatsoever shall be valid unless in writing signed by the Required Lenders, and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement or any Ancillary Agreement or by law afforded shall be cumulative and all shall be available to Administrative Agent and Lenders until the Indebtedness has been paid in full.

     8.7 DISTRIBUTIONS. Administrative Agent shall distribute all proceeds and other amounts received by it with respect to Collateral:

     First, to the payment of any amounts owed to it under Section 10.3 or under any


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

     Ancillary Agreement executed pursuant hereto and any expenses incurred by Administrative Agent in connection with the maintenance, preservation or protection of any Collateral;

     Second, to all Lenders pro rata according to the then outstanding amount of Indebtedness held by each such Lender; and

     Third, if any balance remains after the Indebtedness has been paid in full, to Borrowers.

Each Lender shall apply any payment so received from Administrative Agent,

     First, to unpaid accrued interest, if any, on its Indebtedness until paid in full;

     Second, to the unpaid premium, if any, on its Indebtedness;

     Third, to the unpaid principal of its Indebtedness until paid in full; and

     Fourth, to its other Indebtedness;

provided, however, that any Lender which receives any payment on account of Borrowers' contingent obligations under a Letter of Credit shall hold such payment as cash collateral for such contingent obligation (and shall have no obligation to pay interest thereon), and, following any reduction of the stated amount of such Letter of Credit or termination thereof, shall return to Administrative Agent for distribution pursuant to this Section 8.7 any amounts in excess of Borrowers' contingent obligations not used to reimburse such Lender.

     8.8 METHOD OF ADJUSTMENT. If any Lender shall obtain any payment with respect to its Indebtedness in excess of its (or their) pro rata share pursuant to Section 8.7, it shall be deemed to have received such excess on behalf of all Lenders and shall promptly deliver such excess to Administrative Agent for distribution in accordance with Section 8.7. If for any reason payments to Administrative Agent in the preceding sentence shall be determined by Administrative Agent to be improper or not advisable, then such Lender shall purchase from each Lender receiving less than its pro rata share, such participation in its Indebtedness as shall be necessary for such purchasing Lender to share the excess payment received pro rata with such other Lenders; provided, however, that if all or any portion of such excess payment be thereafter recovered from such purchasing Lender, the purchase shall be rescinded to the extent of such recovery, but without interest or premium; and, provided, further, that the nonperformance by any Lender of its obligation under this Section shall not excuse any other Lender hereunder.


9.   AGENT. Administrative Agent and Lenders (and not Borrowers, except for
Section 9.10) hereby agrees as follows in this Section 9:

     9.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes Administrative Agent to take such action on its



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behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Credit Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any Ancillary Agreement, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Ancillary Agreement.

     9.2 DELEGATION OF DUTIES. Administrative Agent may perform any of its duties under the Credit Documents by or through its agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 NO LIABILITY OF ADMINISTRATIVE AGENT. No Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Ancillary Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer thereof, contained in this Agreement or in any other Ancillary Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Ancillary Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Documents, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrowers or any of Borrowers' Subsidiaries or Affiliates.

     9.4 RELIANCE BY ADMINISTRATIVE AGENTS. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and, if it so requests, confirmation from Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of



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the Required Lenders (unless the consent of all Lenders is required in such case, in which case unanimous consent of Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. For purposes of determining compliance with the conditions specified in
Section 6 or in any comparable provision of any amendment hereto, each Lender that has executed this Agreement or such amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by an Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     9.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of Lenders.

     9.6 CREDIT DECISION. Each Lender acknowledges that neither Administrative Agent nor any of Administrative Agent-Related Persons have made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers which may come into the possession of any of Administrative Agent-Related Persons.



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     9.7 INDEMNIFICATION. Lenders shall indemnify, upon demand, Administrative
Agent and any Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent and any Administrative Agent-Related Persons upon demand for its ratable share of any fees, costs or expenses (including reasonable attorneys' fees, costs and expenses for Administrative Agent and Administrative Agent-Related Persons) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. To the extent that Administrative Agent or any Administrative Agent-Related Person shall thereafter be reimbursed by or on behalf of Borrowers for any amount paid by Lenders pursuant to this Section 9.7, such Person shall reimburse each Lender for its ratable share of any such amount. The undertaking in this Section shall survive the expiration or termination of the Commitments and payment of the Loans and other liabilities of Borrowers hereunder and the resignation or replacement of Administrative Agent. For the purposes of this
Section 9.7, "INDEMNIFIED LIABILITIES" shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for Administrative Agent and Administrative Agent-Related Persons) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Administrative Agent Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Administrative Agent Related Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (i) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Administrative Agent-Related Person, any Lender or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

     9.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. LaSalle and its Affiliates may make loans to, issue Letters of Credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with



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Borrowers and their Subsidiaries and Affiliates as though it were not
Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of Borrowers or such Subsidiaries) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, Administrative Agent and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though such Administrative Agent were not an Administrative Agent, and the terms Lender and Lenders include Administrative Agent and its Affiliates, to the extent applicable, in their individual capacities.

     9.9 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign as an Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with the prior written consent of Borrowers, appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and with the prior written consent of Borrowers, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term Administrative Agent shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as an Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. If no successor agent has accepted appointment as an Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of an Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 APPOINTMENT OF ADMINISTRATIVE AGENT AS EACH BORROWER'S LAWFUL ATTORNEY-IN-FACT. Each Borrower irrevocably designates, makes, constitutes and appoints Administrative Agent (and all persons designated by Administrative Agent) as such Borrower's true and lawful attorney and agent-in-fact and Administrative Agent, or Administrative Agent's agent, may, without notice to such Borrower:

          (A) At any time after the occurrence of and during the continuance of an Event of Default, endorse by writing or stamp each Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Administrative Agent or under Administrative Agent's control and deposit the same to the account of Administrative Agent for application to the Indebtedness;

          (B) At any time after the occurrence of and during the continuance of an Event of Default, in each Borrower's or Administrative Agent's name: (i) demand



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

     payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of each Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Administrative Agent deems advisable; (vii) satisfy and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3;
     (ix) prepare, file and sign each Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign each Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral;
     (xi) do all acts and things necessary, in Administrative Agent's sole discretion, to fulfill each Borrower's obligations under this Agreement;
     (xii) endorse by writing or stamp the name of each Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which each Borrower has access; and

          (C) At any time after the occurrence of and during the continuance of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Agent and receive, open and dispose of all mail addressed to each Borrower.


10.  MISCELLANEOUS.

     10.1 MODIFICATION OF AGREEMENT. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Borrowers and Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall extend or increase the amount of the Commitments, extend the final maturity of the Notes, reduce the principal thereof, reduce the fees hereunder or the rate of interest payable with respect to the Notes (other than pursuant to Section 2.1), reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent, reduce the amount of or extend the date for the mandatory payments on the Notes, modify the definition of Borrowing Base, amend this Section 10.1 or permit any assignment by Borrowers of their obligations or rights hereunder or amend any covenants contained in Sections 7.1, 7.2 or 7.3, without the consent of the Required Lenders in each instance. No provision of this Agreement relating to Administrative Agent shall be amended, modified or waived without the consent of Borrowers and Administrative Agent. No provision relating to Letters of Credit shall be amended, modified or waived without the consent



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of Borrowers and Issuing Lender. No Borrower may sell, assign, transfer or otherwise dispose of all or any portion of the Credit Documents, including such Borrower's right, title, interest, remedies, powers, or duties.

     10.2 ASSIGNMENT OF CREDIT DOCUMENTS; PARTICIPATIONS. Each Borrower consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times, of the Credit Documents, including such Lender's right, title, interest, remedies, powers, or duties. Each Borrower consents to any Lender's pledge of its rights under this Agreement, any Note issued hereunder or any Collateral Document or Ancillary Agreement to the Federal Reserve Bank. Any Lender shall have the right to sell, assign or transfer all or part of any Note to one or more banks or other financial institutions, or to grant participations to one or more banks or other financial institutions, in or to any Loan hereunder and any Note held by such Lender upon three (3) days prior written notice to Borrowers (and if no Event of Default has occurred and is continuing with the prior written consent of Borrowers) and Administrative Agent together with, in the case of assignments only, execution and delivery to Administrative Agent and Borrowers of an Assignment Agreement and payment of a $5,000 fee to Administrative Agent for processing such assignment. Borrowers hereby consent to the disclosure of any information obtained by Administrative Agent or any Lender in connection herewith to any bank or other financial institution to which any Lender now or hereafter has sold, assigned or transferred, or sold or proposed to sell, assign or transfer, all or any part of any Note or any participation interest in any Loan or Note. Upon the sale, transfer or assignment of all or a portion of any Note pursuant to one or more Assignment Agreements, Borrowers shall, upon the request of the assigning Lender, execute a new note or notes in a form substantially similar to the Note or Notes so replaced. Each such transferee shall be deemed to be a Lender under this Agreement. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder prior to the receipt by Administrative Agent and Borrowers of written notice of such transfer. Each Lender represents that it is the present intention of such Lender to acquire each Note drawn to its order for its own account and not with a view to the distribution or sale thereof, subject, nevertheless, to the necessity that such Lender remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representation shall not affect the character of the Loans as commercial lending transactions.

     10.3 FEES, COSTS AND EXPENSES. Borrowers, jointly and severally, hereby agree to pay for all fees, costs and expenses incurred by Administrative Agent (including, but not limited to, reasonable external and internal legal and paralegal fees, costs and expenses), whether or not an Even of Default has occurred or is occurring, in connection with:

          (A) The preparation, negotiation and execution of this Agreement, all Ancillary Agreements, and any amendment of or modification of this Agreement or the Ancillary Agreements;

          (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, a Borrower or any other Person) arising from the Credit Documents;



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
          (C) Any attempt to enforce any rights of Administrative Agent or any Lender against a Borrower or any other Person which may be obligated to Administrative Agent or such Lender by virtue of this Agreement or the Ancillary Agreements, including the Account Debtors;

          (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; or

          (E) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Administrative Agent's periodic field audits and audits of a Borrower's books and records;

then, in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Administrative Agent (or any Lender after the occurrence of and during the continuation of an Event of Default) in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.3 shall be payable by Borrowers, jointly and severally, to Administrative Agent (or any Lender after the occurrence of and during the continuation of an Event of Default) upon demand and shall be additional Indebtedness. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; courier charges; telegram and telecopy charges.

     10.4 NO OFFSET; RIGHT TO CHARGE ACCOUNTS. All payments due to Administrative Agent or any Lender shall be made in immediately available funds, without setoff or counterclaim. At Administrative Agent's or any Lender's sole discretion, Administrative Agent or such Lender may charge against any demand account of a Borrower all or any part of the Liabilities which is due and payable.

     10.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.6 PARTIES; ENTIRE AGREEMENT. The Credit Documents shall be binding upon and inure to the benefit of the respective successors and assigns of each Borrower, Administrative Agent and each Lender. Each Borrower's successors and assigns shall include a trustee, receiver or debtor-in-possession of or for such Borrower. Nothing contained in this Section 10.6 shall be deemed to modify
Section 10.2. This Agreement is the complete statement of the agreement by and among Borrowers, Administrative Agent and each Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.


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

     10.7 CONFLICT OF TERMS. The provisions of the Collateral Documents and the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in any Collateral Document or Ancillary Agreement, by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Collateral Document or Ancillary Agreement, the provision contained in this Agreement shall govern and control.

     10.8 WAIVER BY BORROWERS. Except as otherwise provided for in this Agreement, each Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent or any Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Administrative Agent or such Lender may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent's or any Lender's taking possession or control of, or Administrative Agent's or any Lender's replevy, attachment or levy upon the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of Administrative Agent's or any Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Each Borrower acknowledges that it has been advised by its counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     10.9 WAIVER AND GOVERNING LAW. THE LOANS EVIDENCED HEREBY HAVE BEEN MADE, AND THIS AGREEMENT HAS BEEN DELIVERED, AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. EACH BORROWER (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST AGENT, ANY LENDER OR ANY OF AGENT'S OR LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE




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ANCILLARY AGREEMENTS, IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY,
ILLINOIS. EACH BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.10. SHOULD SUCH BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SERVED WITHIN THIRTY
(30) DAYS AFTER THE RECEIPT THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.10 NOTICE. Except as otherwise provided in this Agreement, any notice required shall be in writing and shall be deemed to have been validly served, given or delivered upon (i) delivery in person by messenger, (ii) the next Business Day by overnight courier service, (iii) at the end of the Business Day after confirmed transmission by facsimile, or (iv) five (5) Business Days after deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

(A)  If to Administrative Agent, at:   LaSalle Bank National Association
                                       135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Attention:  Meghan C. Blake
                                       Fax:  (312) 904-0409

               with a copy to:         Ungaretti & Harris
                                       3500 Three First National Plaza
                                       Chicago, Illinois 60602
                                       Attention:  Gary I. Levenstein, Esq.
                                       Fax:  (312) 977-4405

(B)  If to Borrowers, at:              Information Resources, Inc.
                                       150 North. Clinton Street
                                       Chicago, Illinois 60661
                                       Attention:  Michael Samuels
                                       Fax:  (312) 474-3531


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               with a copy to:         Freeborn & Peters
                                       311 South Wacker Drive, Suite 3000
                                       Chicago, Illinois 60606
                                       Attention: Michael L. O'Shaughnessy, Esq.
                                       Fax:  (312) 360-6520

(C) If to any Lender, addressed to such Lender at the address shown below its signature as its domestic office address, or to such other address or facsimile number as each party may designate for itself by like notice.

     10.11 SECTION TITLES, ETC. The section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     10.12 MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated Note is surrendered to Borrowers, Borrowers shall execute therefor a new Note with the same principal amount, containing identical terms and provisions. If there shall be delivered to Borrowers (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to hold Borrowers and any agent of Borrowers harmless, then, in the absence of notice to Borrowers that such Note has been acquired by a bona fide purchaser, Borrowers shall execute and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for such Note, a new Note with the same principal amount, containing identical terms and provisions at no cost to Borrowers. Upon the issuance of any new Note under this Section, Borrowers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Note, issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original contractual obligation of Borrowers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement.


11.  CROSS-GUARANTY.

     11.1 CROSS-GUARANTY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness owed or hereafter owing to Administrative Agent and each Lender by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11 shall not be discharged until payment and performance, in full, of the Indebtedness has occurred, and that its obligations under this
Section 11 shall be absolute and unconditional, irrespective of, and unaffected by, the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Ancillary Agreement or any other agreement, document or instrument to which any Borrower is or may become a party; the absence of any action to



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enforce this Agreement (including this Section 11) or any other Ancillary
Agreement or the waiver or consent by Administrative Agent and each Lender with respect to any of the provisions thereof; the existence, value or condition of, or failure to perfect its Lien against, any security for the Indebtedness or any action, or the absence of any action, by Administrative Agent and each Lender in respect thereof (including the release of any such security); the insolvency of any Borrower; or any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness guaranteed hereunder.

     11.2 WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent or any Lender to marshal assets or to proceed in respect of the Indebtedness guaranteed hereunder, against any other party or against any security for the payment and performance of the Indebtedness before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Administrative Agent and each Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Ancillary Agreements and that, but for the provisions of this Section 11.2 and such waivers, Administrative Agent and Lenders would decline to enter into this Agreement.

     11.3 BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this
Section 11.3 are for the benefit of Administrative Agent and each Lender and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Administrative Agent or any Lender, the obligations of such other Borrower under this Agreement and the Ancillary Agreements.

     11.4 SUBORDINATION AND SUBROGATION, ETC. Notwithstanding anything to the contrary in the Credit Documents, each Borrower hereby expressly and irrevocably subordinates to payment of the Indebtedness any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Liabilities is indefeasibly paid in full in cash; provided, however, that each Borrower may receive payments in the ordinary course so long as no Event of Default has occurred or is occurring. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and each Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11, and that Administrative Agent, each Lender and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.4.

     11.5 ELECTION OF REMEDIES. If Administrative Agent or any Bank may, under applicable law, proceed to realize its benefits under this Agreement or any Ancillary Agreement giving Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its



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remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such LENDER. Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Indebtedness. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement or any Ancillary Agreements, Administrative Agent or such Lender may bid all or less than the amount of the Indebtedness and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Indebtedness. The amount of the successful bid at any such sale, whether Administrative Agent, such Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Indebtedness shall be conclusively deemed to be the amount of the Indebtedness guaranteed under this Section 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

     11.6 LIMITATION. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of: (i) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and (ii) the amount that could be claimed by Administrative Agent and Lenders from such Borrower under this
Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

     11.7 LIABILITY CUMULATIVE. The liability of Borrowers under this Section 11 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and each Lender under this Agreement and the Ancillary Agreements to which such Borrower is a party or in respect of any Indebtedness or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                            [signature pages follow]

     This Agreement has been duly executed as of the day and year first written above.

                                            BORROWERS:
                                            ---------

                                            INFORMATION RESOURCES, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            564 RANDOLPH CO. #2
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IRI PUERTO RICO, INC.
                                            a Puerto Rico corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IRI VENEZUELA HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IRI GUATEMALA HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            IRI GREEK HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IRI FRENCH HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IRI ITALY HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            INFOSCAN ITALY HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            SHOPPERS HOTLINE, INC.
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            NORTH CLINTON CORPORATION
                                            an Illinois corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            ADMINISTRATIVE AGENT AND LENDER:
                                            -------------------------------

                                            LASALLE BANK NATIONAL ASSOCIATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Address
                                            LaSalle Bank National Association
                                            135 South LaSalle
                                            Chicago, Illinois 60603
                                            Attention:  Meghan Blake
                                            Fax:  (312) 904-0409


                                            SYNDICATION AGENT AND LENDER:
                                            ----------------------------

                                            KEY CORPORATE CAPITAL, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            Address
                                            -------
                                            Key Corporate Capital, Inc.
                                            127 Public Square
                                            Cleveland, Ohio 44114
                                            Attention:  Michael Jackson
                                            Fax:
                                                 ---------------------------